UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO. ___)
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ABM Industries Incorporated

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551 Fifth Avenue, Suite 300
New York, New York 10176

February 2, 2009

Dear Fellow Shareholders:

You are cordially invited to attend the 2009 Annual Meeting of Shareholders of ABM Industries Incorporated in The Vanderbilt Suite at The Roosevelt Hotel, Madison Avenue and 45th Street, New York, New York 10017, on Tuesday, March 3, 2009, at 10:00 a.m. At the meeting, shareholders will: (1) elect two directors to serve three-year terms until the 2012 Annual Meeting and until their successors are duly elected and qualified, (2) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, (3) approve amendments to the Company’s 2006 Equity Incentive Plan, and (4) transact such other business as may properly come before the meeting.

Whether or not you plan to attend the meeting in person, please take the time to vote on the Internet, by telephone or by mailing your proxy card. As explained in the Proxy Statement, you may revoke your proxy at any time before it is actually voted at the meeting.

Only shareholders of record at the close of business on January 14, 2009 will be entitled to vote at the meeting and any adjournments thereof. A list of shareholders on that date will be available for inspection by any shareholder for ten days prior to the meeting during normal business hours at ABM’s corporate headquarters located at 551 Fifth Avenue, Suite 300, New York, New York 10176. You may make an appointment to review the list of shareholders by telephoning (212) 297-0200.

If you plan to attend the meeting in person and vote at the meeting, please remember to bring a form of personal identification with you. If you are acting as a proxy for another shareholder, please bring appropriate documentation from the record owner for whom you are acting as a proxy. If you will need any special assistance at the meeting, please contact ABM at (212) 297-0200 prior to the meeting.

We look forward to seeing you at the meeting.

Maryellen C. Herringer Chairman of the Board of Directors	Henrik C. Slipsager President and Chief Executive Officer

551 Fifth Avenue, Suite 300
New York, New York 10176

2009 ANNUAL MEETING OF SHAREHOLDERS

TUESDAY, MARCH 3, 2009
10:00 A.M.
NOTICE OF MEETING AND PROXY STATEMENT

YOUR VOTE IS IMPORTANT

ABM Industries Incorporated (“ABM” or the “Company”) will hold its 2009 Annual Meeting of Shareholders in The Vanderbilt Suite at The Roosevelt Hotel, Madison Avenue and 45th Street, New York, New York 10017 on Tuesday, March 3, 2009, at 10:00 a.m. At the Annual Meeting, shareholders will: (1) elect two directors to serve three-year terms until the 2012 Annual Meeting and until their successors are duly elected and qualified, (2) vote on the ratification of KPMG LLP as ABM’s independent registered public accounting firm for the current year, (3) approve amendments to the Company’s 2006 Equity Incentive Plan, and (4) transact such other business as may properly come before the meeting.

If you are a shareholder of record, you may vote in any one of four ways: in person by attending the Annual Meeting, by Internet, by telephone, or by mail using the enclosed proxy card. Specific voting information is included under the caption “Voting Procedures.” Only shareholders of record at the close of business on January 14, 2009, are entitled to vote. On that day 51,041,369 shares of ABM common stock were outstanding. Each share entitles the holder to one vote.

The ABM Board of Directors asks you to vote in favor of the director nominees, the ratification of KPMG LLP as ABM’s independent registered public accounting firm and approve amendments to the Company’s 2006 Equity Incentive Plan. This Proxy Statement provides you with detailed information about each of these matters. We encourage you to read this Proxy Statement carefully. In addition, you may obtain information about ABM from the 2008 Annual Report to Stockholders and the 2008 Annual Report on Form 10-K/A enclosed with this Proxy Statement, as well as from additional documents that we have filed with the Securities and Exchange Commission that are available on ABM’s Web site at www.abm.com.

This Notice and Proxy Statement are dated February 2, 2009, and were first mailed, together with a proxy card, to shareholders on or about February 2, 2009.

Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on March 3, 2009.

The Proxy Statement, Annual Report, and Annual Report on Form 10-K/A and the means to vote by Internet are available at www.proxyvote.com.

Instead of receiving paper copies of future annual reports and proxy statements in the mail, you can elect to receive an e-mail that will provide an electronic link to these documents. Choosing to receive your proxy materials online will save us the cost of producing and mailing documents to you as well as conserve natural resources. With electronic delivery, we will notify you by e-mail as soon as the annual report and proxy statement are available on the Internet, and you can easily submit your shareholder vote online. If you are a shareholder of record, you may enroll in the electronic delivery service at the time you vote by marking the appropriate box on your proxy card, or by selecting electronic delivery if you vote on the Internet, and following the enrollment instructions. If you are a beneficial holder, you may also have the opportunity to receive annual meeting materials electronically. Please check the information provided in the proxy materials mailed to you by your brokerage firm, bank or trustee.

You may contact Ms. Mimi Benderman at 212-297-0200 to obtain directions to the site of the Annual Meeting.

VOTING PROCEDURES

Your vote is important. Please refer to the proxy card or other voting instructions included with these proxy materials for information on the voting methods available to you.

How to Vote

If you are a shareholder of record, you can save ABM expense by voting on the Internet or by telephone. The Internet and telephone procedures allow you to vote your shares and confirm that your instructions have been properly recorded. To vote on the Internet or by telephone simply follow the instructions on the proxy card. If you vote on the Internet or by telephone, you do not need to return your proxy card. If you properly sign and return the enclosed proxy card or follow the telephone or Internet instructions to vote, your shares will be voted at the Annual Meeting in accordance with your instructions. If you sign and return the proxy card but do not specify a choice, the proxy holders will vote the shares represented: (i) “For” the election of the nominees as directors, “For” the ratification of the independent registered public accounting firm, “For” proposed amendments to the 2006 Equity Incentive Plan, and (ii) in their discretion on other matters. You may revoke your proxy at any time before the voting at the Annual Meeting by delivering a written notice to the Secretary of ABM, submitting a later-dated proxy card, voting at a later date on the Internet or by telephone, or voting by ballot at the Annual Meeting. Voting by Internet and by telephone is not available after 11:59 p.m. Eastern Standard Time on March 2, 2009.

If your shares are held in the name of a bank or stockbroker, you may be able to vote on the Internet or by telephone by following the instructions on the proxy form you receive from your bank or broker. If your shares are held in the name of your broker and you do not vote your shares, your broker can vote your shares in the election of directors and with respect to the ratification of KPMG LLP as ABM’s independent registered public accounting firm. If you give instructions on how to vote to your bank or broker, you may later revoke the instructions by taking the steps described in the information that you receive from your bank or broker.

How the Votes Are Counted

Before the Annual Meeting can begin, a quorum must be present. A quorum is a majority of the shares outstanding and entitled to vote as of the record date, January 14, 2009. A quorum is based on the number of shares represented by the shareholders attending in person and by their proxy holders. If you return your proxy card, but indicate on the proxy card that you wish to withhold your votes on nominees for director or abstain from voting on the ratification of the independent registered public accounting firm and/or the amendments to the 2006 Equity Incentive Plan, your shares will still be counted as present in determining the quorum.

Your votes on the proposals will be counted as required by Delaware law and ABM’s Bylaws and as described below.

Proposal 1 — Election of Directors

The two persons who receive a plurality of the votes cast will be elected as directors. This means that the two director nominees with the most votes are elected. Only votes “For” affect the outcome. If you do not wish your shares to be voted for a particular nominee, you may withhold authority: (1) in the space provided on the proxy card or (2) as prompted during the telephone or Internet voting instructions. Withheld votes do not affect the voting calculation.

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

Proposal 2 will be approved if the number of shares voted “For” exceeds the number of shares voted “Against.” Abstentions and broker non-votes, if any, have no effect.

Proposal 3 — Approval of Amendments to the 2006 Equity Incentive Plan

Proposal 3 will be approved if the number of shares voted “For” exceeds the number of shares voted “Against.” Abstentions and broker non-votes, if any, have no effect.

We encourage you to vote and to vote promptly. Voting promptly may save ABM the expense of a second mailing.

Confidential Voting

ABM has a confidential voting policy to protect its shareholders’ voting privacy. Under this policy, ballots, proxy cards and voting instructions returned by brokerage firms, banks and other holders of record are treated as confidential. Only the proxy tabulator and the Inspector of Election have access to the ballots, proxy cards and voting instructions. These persons are not directors, officers or employees of ABM.

The proxy tabulator will disclose information taken from the ballots, proxy cards and voting instructions only: (1) in the event of a proxy contest, (2) as otherwise required by law, (3) if you request or authorize the disclosure of your vote, or (4) if ABM concludes that there is a dispute as to the authenticity of proxies, ballots or votes, or the accuracy of its tabulation.

Method and Cost of Soliciting and Tabulating Votes

The accompanying proxy is solicited on behalf of the ABM Board of Directors. ABM will bear the costs for the solicitation of proxies. Following the mailing of this Proxy Statement and proxy card, ABM directors, officers and employees may, for no additional compensation, solicit your proxy personally, by telephone, or by e-mail.

ABM will reimburse banks, brokers, and other holders of record for their reasonable out-of-pocket expenses for forwarding these proxy materials.

Tom Tighe will be the proxy tabulator and will act as the Inspector of Election.

Householding

Shareholders who hold their shares in the name of their bank or broker and live in the same household as other shareholders may receive only one copy of this Proxy Statement. This practice is known as “householding.” If you hold your shares in your broker’s name and would like additional copies of these materials, please contact your broker. If you receive multiple copies and would prefer to receive only one, please contact your broker. ABM does not use householding for the copies of the proxy statement that it delivers directly to shareholders and will not begin householding without notice to its shareholders.

PROPOSAL 1 — ELECTION OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS
VOTES “FOR” THE ELECTION OF THE
NOMINEES AS DIRECTORS

The Board is divided into three classes, serving staggered three-year terms. The Board currently has nine directors. On November 17, 2008, Theodore T. Rosenberg informed the Board of Directors that he would not accept a nomination to stand for reelection to the Board of Directors at the 2009 Annual Meeting of Shareholders. On January 13, 2009, the Board of Directors adopted a resolution reducing the number of directors to eight, effective upon the election of directors at the 2009 Annual Meeting of Shareholders. Consequently, after the close of the 2009 Annual Meeting of Shareholders, the Board will have eight directors. The Board of Directors has proposed the following nominees for election as directors with terms expiring in 2012: Linda Chavez and Henrik C. Slipsager.

Each nominee elected as a director will continue in office until his or her successor has been duly elected and qualified, or until his or her earlier death, resignation or retirement. The Board expects each nominee for election as a director to serve if elected. If either nominee is unable or unwilling to serve, proxies will be voted in favor of the other nominee and may be voted for a substitute nominee. All ABM directors are encouraged to attend ABM’s annual meetings. All ABM directors attended the 2008 Annual Meeting and are expected to attend the 2009 Annual Meeting. The principal occupation and certain other information about the nominees and other directors whose terms of office continue after the Annual Meeting are set forth below.

		Position, Principal Occupation, Business Experience	Served as a
Name	Age	and Directorships	Director Since

Nominees for Election As Directors with Terms Expiring in 2012
Linda Chavez	61	Ms. Chavez is the founder of the Center for Equal Opportunity, and currently serves as Chairman, a position she has held since January 2006. Prior to her appointment as Chairman, Ms. Chavez served as President of the Center for Equal Opportunity from January 1995 through December 2005. Ms. Chavez is an author and nationally syndicated columnist and television commentator. Ms. Chavez also serves as a director of Pilgrim’s Pride Corporation.	1997
Henrik C. Slipsager	54	Mr. Slipsager is President and Chief Executive Officer of the Company, a position held since November 2000. Previously, Mr. Slipsager served as Executive Vice President of the Company and President of ABM Janitorial Services from November 1999 to October 2000, and as Senior Vice President of the Company and Executive Vice President of ABM Janitorial Services from January 1997 to October 1999.	2000
Directors with Terms Expiring in 2010
Luke S. Helms	65	Mr. Helms is managing director of Sonata Capital Group, a privately-owned registered investment advisory firm, a position held since June 2000. Previously, Mr. Helms served as Vice Chairman of KeyBank from April 1998 to March 2000 and Vice Chairman of BankAmerica Corporation and Bank of America NT&SA from May 1993 to October 1996. Mr. Helms also serves as a director of Manulife Financial Corporation.	1995
Henry L. Kotkins, Jr.	60	Mr. Kotkins serves as Chairman, Chief Executive Officer and a director of Skyway Luggage, a privately-held luggage manufacturer and distributor, a position he has held since 1980.	1995

		Position, Principal Occupation, Business Experience	Served as a
Name	Age	and Directorships	Director Since

William W. Steele	72	Mr. Steele is a retired officer and employee of the Company, retiring in October 2000 after 43 years of employment. Mr. Steele’s service to the Company included service as President from November 1991 to October 2000 and Chief Executive Officer from November 1994 to October 2000. Mr. Steele also serves as a director of True Blue, Inc. (formerly Labor Ready, Inc.)	1988
Directors with Terms Expiring in 2011
Dan T. Bane	61	Mr. Bane is Chairman and Chief Executive Officer of Trader Joe’s Company, a position held since 2001. Mr. Bane previously served as President of Trader Joe’s West from 1998 to 2001, and as Senior Vice President, finance and administration, for Certified Grocers of California from 1993 to 1998.	2008
Anthony G. Fernandes	63	Mr. Fernandes served as Chairman, Chief Executive Officer and President of Philip Services Corporation from August 1999 to April 2002. Previously, Mr. Fernandes served as Executive Vice President and director of ARCO from 1994 to 1999; President of ARCO Coal, a subsidiary of ARCO, from 1990 to 1994 and corporate controller of ARCO from 1987 to 1990. Mr. Fernandes also serves as a director of Baker Hughes Incorporated, Black and Veatch Corporation, and Cytec Industries.	2007
Maryellen C. Herringer	65	Ms. Herringer serves as the non-executive Chairman of the Board of the Company. Ms. Herringer is an attorney-at-law, and held various executive positions with APL Limited, an international provider of transportation and logistics services, from 1991 to 1997, serving most recently as Executive Vice President and General Counsel. Ms. Herringer also serves as a director of PG&E Corporation, and Pacific Gas and Electric Company, a subsidiary of PG&E Corporation.	1993

THE BOARD OF DIRECTORS RECOMMENDS VOTES
“FOR” THE ELECTION OF THE NOMINEES AS DIRECTORS

CORPORATE GOVERNANCE

Corporate Governance Principles, Bylaws, and Committee Charters

The ABM Corporate Governance Principles reflect the Board of Directors’ commitment to corporate governance and the role of governance in building long-term shareholder value. The actions of the Board in this area are discussed more fully under Governance Information in this Proxy Statement.

From time to time the Board of Directors revises the Company’s Corporate Governance Principles in response to changing regulatory requirements, evolving best practices and the concerns of the Company’s shareholders and other constituents. The Company’s Corporate Governance Principles are published on its Web site at www.abm.com/ir. In addition to the Corporate Governance Principles, other information relating to corporate governance at ABM is available on the Company’s Web site at the same address, including ABM’s Bylaws and the Charters of the Audit Committee, Compensation Committee, and Governance Committee. These documents are also available in printed hardcopy format upon written request to the Corporate Secretary at the Company’s corporate headquarters.

Governance Information

Director Independence

The Corporate Governance Principles provide that a majority of the ABM directors will be independent and that its Audit Committee, Compensation Committee and Governance Committee shall consist solely of independent directors. Each year the Governance Committee reviews the independence of each of the directors under the New York Stock Exchange (“NYSE”) listing standards and considers any current or previous employment relationship as well as any transactions or relationships between ABM and directors or any members of their immediate family (or any entity of which a director or an immediate family member is an executive officer, general partner or significant equity holder). The purpose of this review is to determine whether any relationships or transactions exist that preclude a director from being deemed independent under the NYSE listing standards or are otherwise inconsistent with a determination that the director is independent. To facilitate this process, the Governance Committee reviews directors’ responses to the Company’s annual Directors’ and Officers’ Questionnaire, which requires disclosure of each director’s and his or her immediate family’s relationships to the Company, as well as any potential conflicts of interest that may otherwise be brought to the attention of the Governance Committee. In this context, the Governance Committee considered the following relationships:

•	The employment of one of the Company’s directors with a company with which the Company does business. The Governance Committee determined that the commercial relationships between the Company and the other company were not material.

•	The employment of a relative of one of the Company’s directors with the Company. The Governance Committee determined that this employment relationship was not material.

Based on its analysis of these relationships and the Company’s independence standards, the Governance Committee concluded and recommended to the Board that none of these relationships impaired any of the directors’ independence, and the Governance Committee affirmatively determined and recommended to the Board that the following directors be designated as independent: Linda Chavez, Anthony G. Fernandes, Luke S. Helms, Maryellen C. Herringer, Henry L. Kotkins, Jr., Theodore T. Rosenberg, and William W. Steele. The Board of Directors accepted this recommendation and made this determination. In addition, upon his being appointed as a director in September 2008, the Board determined that Dan T. Bane meets the same criteria and is an independent director.

Executive Sessions of Directors

The Board regularly meets in executive session for general discussion of relevant subjects. Executive sessions or meetings of nonmanagement directors without management present are held regularly (at least four times a year) to consider matters such as succession planning and other matters important to the Company and corporate governance. Executive sessions are chaired by the Chairman, who is an independent director. During fiscal year 2008, the Board met in executive session six times.

Independent Chairman

The ABM Board of Directors has elected an independent director to serve as Chairman to chair meetings of the Board and executive sessions of the Board, to coordinate the activities of the other nonmanagement and independent directors, and to perform such other duties and responsibilities as the Board of Directors may determine. These duties also include chairing meetings of the stockholders of ABM, overseeing the preparation of agendas for meetings of the Board, preparing for executive sessions of the Board and providing feedback to the CEO, keeping directors informed through the timely distribution of information and reports, maintaining contact with the CEO and ABM’s General Counsel between meetings to stay current on developments and to determine when it may be appropriate to alert the Board to significant pending developments, serving as a liaison between independent directors and the CEO with respect to sensitive issues, and other matters. Maryellen C. Herringer has served as Chairman since March 2006.

Communications with Directors

Shareholders and other interested parties may communicate with the Board of Directors on board-related issues by sending an e-mail to boardofdirectors@abm.com. Shareholders may also communicate by mail to:

Board of Directors
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

All mail addressed in this manner will be delivered to the Chair or Chairs of the Committees with responsibilities most closely related to the matters addressed in the communication.

Shareholders may communicate with the nonmanagement directors by sending an e-mail to the address: nonmanagementdirectors@abm.com. All directors other than Mr. Slipsager, who is an employee, are nonmanagement directors. Shareholders may also communicate by mail to:

Nonmanagement Directors
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

Relevant communications are distributed to the Board, or to any individual director or directors as appropriate, depending on the facts and circumstances outlined in the communication. In that regard, the Board of Directors has requested that certain items that are unrelated to the duties and responsibilities of the Board should be excluded, such as business solicitations or advertisements, junk mail and mass mailings, new product or service suggestions, resumes and other forms of job inquiries, spam, and surveys. Any communication that is excluded will be provided to a director upon request.

Code of Business Conduct

The Board of Directors has adopted the ABM Code of Business Conduct (the “Code of Conduct”). The Code of Conduct applies to all directors, officers and employees of ABM, including ABM’s CEO, Chief Financial Officer (“CFO”) and Chief Accounting Officer. The Code of Conduct is available on ABM’s Web site under “Governance” at www.abm.com/ir and in printed hardcopy format upon written request to the Corporate Secretary at the Company’s corporate headquarters. If any amendments are made to the Code of Conduct or if any waiver, including any implicit waiver, of a provision of the Code of Conduct is granted to ABM’s CEO, CFO or Chief Accounting Officer, ABM will disclose such amendment or the nature of such waiver on its Web site.

Audit Committee

The Audit Committee of the Board of Directors performs the responsibilities set forth in its Charter, which include overseeing the corporate financial reporting process and the internal and independent audits of ABM and the communication process among the Board, management and ABM’s independent registered public accounting firm. The responsibilities of the Audit Committee include: (1) selecting the independent registered public accounting firm; (2) approving the fees for the independent registered public accounting firm; (3) ensuring the independence of the independent registered public accounting firm; (4) overseeing the work of the independent registered public accounting firm; (5) reviewing ABM’s system of internal accounting controls; and (6) reviewing policies with respect to risk assessment and risk management. The members of the Audit Committee are: Mr. Fernandes, Chair, and Messrs. Bane, Helms, and Steele.

Each member of the Audit Committee has been determined to be independent under the standards for independence for audit committee members established by the NYSE. In addition, the Board of Directors has determined that each member of the Committee is financially literate and qualifies as an “audit committee financial expert” under the definition promulgated by the Securities and Exchange Commission.

Compensation Committee

The Compensation Committee performs the responsibilities set forth in its Charter, which include: (1) providing direction to the Company in the area of executive compensation; (2) annually reviewing and approving corporate goals and objectives relevant to the CEO’s compensation, and evaluating the CEO’s performance in light of those goals and objectives; (3) recommending for approval to the directors who are both independent under applicable NYSE and SEC rules and “outside” directors under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”), the CEO’s compensation level based on an evaluation of the CEO’s performance; (4) reviewing the Company’s compensation structure and, after considering the recommendation of the CEO, approving the compensation of all other employees of the Company who are executive officers of the Company or such other executives as may be established by the Committee; (5) with the assistance of an outside consultant retained directly by the Committee, conducting a review of all executive incentive plans at least once every three years and making recommendations to the Board with respect to incentive compensation plans and equity-based compensation plans for the Company and its subsidiaries; (6) making awards under and overseeing the administration of the Company’s executive benefit and equity-based compensation plans and any other plans the Board determines will be overseen by the Committee; (7) reviewing the CEO’s employment agreement and recommending the terms of the CEO employment agreement to the independent and outside directors; (8) reviewing and approving the Company’s employment agreements with executive officers, other than the CEO, and such other executives as may be established by the Committee, and, after considering the recommendation of the CEO, determining the employees or groups of employees to whom such forms of agreements shall be extended; (9) reviewing and recommending to the Board severance and other terms in any change-in-control agreements and policies; (10) reviewing and discussing with management the Company’s proposed disclosures in respect of the “Compensation Discussion and Analysis” required under the Securities Exchange Act rules and recommending to the Board that the Compensation Discussion and Analysis reviewed by the Committee be included in the Company’s proxy statement and Annual Report on Form 10-K; and (11) preparing annually the Compensation Committee Report required under Securities Exchange Act rules.

The CEO often attends meetings of the Compensation Committee and provides recommendations regarding compensation levels for employees, other than himself, whose compensation is subject to review by the Committee. The CEO also provides input and recommendations pertaining to other compensation issues under discussion by the Compensation Committee. The Committee meets in executive session without the CEO when discussing the CEO’s compensation and certain other matters, including the compensation of other executives. The members of the Compensation Committee are: Ms. Chavez, Chair, Ms. Herringer, and Mr. Kotkins. As described above, each member of the Compensation Committee has been determined to be independent.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during fiscal year 2008 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Company’s Compensation Committee or Board of Directors.

Governance Committee

The Governance Committee performs the responsibilities set forth in its Charter, which include: (1) making recommendations to the Board as to the optimal number of directors on the Board; (2) reviewing and recommending criteria and candidates for selection of new directors and the reelection of incumbent directors; (3) reviewing and recommending management succession plans; (4) making equity grants to non-employee directors; (5) reviewing and recommending to the Board any changes in cash compensation of non-employee directors; and (6) other matters of corporate governance. The members of the Governance Committee are: Mr. Helms, Chair, Ms. Chavez, and Mr. Kotkins. As described above, each member of the Governance Committee has been determined to be independent.

Executive Committee

The Executive Committee has the authority to exercise all power and authority of the Board in the management of the business and affairs of ABM, except: (1) any functions delegated to other committees of the Board; and (2) any powers which, under Delaware law, may only be exercised by the full Board. The members of the Executive Committee are: Mr. Steele, Chair, Mr. Rosenberg, Vice-Chair, Ms. Herringer, and Messrs. Helms and Slipsager.

Meetings and Attendance

During fiscal year 2008, the Board of Directors met 11 times, the Audit Committee met 13 times, the Compensation Committee met ten times, the Governance Committee met nine times, and the Executive Committee did not meet. During this period, each of the Company’s directors attended 90% or more of the aggregate number of the meetings of the Board and committees on which he or she served.

Identifying and Evaluating Nominees for Directors

The Board is responsible for selecting nominees for election as directors. The Board delegates the screening process involved to the Governance Committee with the expectation that other members of the Board, including the CEO, are asked to take part in the process as appropriate. Candidates recommended by the Governance Committee are subject to approval by the Board.

The Governance Committee regularly assesses the appropriate size of the Board, and whether any vacancies on the Board are expected due to retirement or otherwise. In the event that any vacancy is anticipated, or otherwise arises, the Governance Committee considers various potential candidates for director. The Governance Committee recommends to the Board the criteria for director candidates, and the Board establishes the criteria. The Governance Committee of the Board is responsible for reviewing with the Board the requisite skills and characteristics of new Board candidates and current Board members in the context of the current composition of the Board.

In selecting director candidates, the Board looks for pertinent experience in industry, finance, administration, operations or marketing, as well as candidates who bring diversity to the Board. Director candidates should be able to provide insights and practical wisdom based on their experience and expertise. Directors are expected to prepare for, attend and participate in Board meetings and meetings of the Committees of the Board on which they serve and to spend the time needed and to meet as frequently as necessary to properly discharge their responsibilities and duties as directors. Each Board member is expected to arrange his or her schedule so that other existing and planned future commitments do not materially interfere with the member’s service as a director. Ordinarily, directors who are full time employees of ABM or who serve as chief executive officers or equivalent positions at other companies may not serve on the boards of more than two other publicly traded companies. Other directors may not serve on the boards of more than four other publicly traded companies. Service on other boards and other commitments are considered by the Governance Committee and the Board when reviewing Board candidates and in connection with the Board’s annual self-evaluation process.

The Governance Committee utilizes a variety of methods for identifying and evaluating nominees for director, such as search firms and the relationships of current directors. The Committee has retained a search firm to assist it in identifying, interviewing, and reviewing the credentials of potential candidates, and this firm identified Mr. Bane as a potential director. Candidates may also come to the attention of the Governance Committee through current Board members, shareholders or other persons. These candidates are evaluated at regular or special meetings of the Governance Committee, and may be considered at any point during the year.

Shareholder Recommendations

The policy of the Governance Committee is to consider shareholder recommendations for director candidates. Following verification of the shareholder status of persons recommending candidates, the Governance Committee will consider the candidates at a regularly scheduled meeting. If any materials are provided by a shareholder in connection with the recommendation of a director candidate, such materials will be forwarded to the Governance Committee. The Governance Committee may, if it determines to do so, utilize a search firm to assist in its review and will evaluate this director candidate in the same manner as other candidates.

Any recommendations by shareholders for consideration by the Governance Committee should include the candidate’s name and qualifications for Board membership and fulfill all of the requirements set forth in the Company’s Bylaws, and should be sent within the time frame set forth in the Bylaws to:

Corporate Secretary
ABM Industries Incorporated
551 Fifth Avenue, Suite 300
New York, New York 10176

OFFICERS’ AND DIRECTORS’ COMPENSATION TABLES AND NARRATIVE

Compensation Discussion and Analysis

Overview

This Compensation Discussion and Analysis provides information about ABM’s compensation philosophy and strategy, as well as the policies and decisions that guided ABM in fiscal year 2008 in establishing the level and nature of the compensation provided to the CEO, the CFO, and the three most highly compensated executive officers other than the CEO and CFO (collectively, with the CEO and CFO, the “NEOs”).

Objectives of the Executive Compensation Program

The Compensation Committee believes that the need to attract, motivate and retain qualified executives must be balanced against ABM’s desire to improve profitability and control costs in a low margin service business. ABM’s executive compensation programs are designed to:

•	Support ABM’s goal of enhancing long-term shareholder value by providing compensation that reflects the performance of ABM and its executives;

•	Compare reasonably with compensation opportunities in relevant peer group companies;

•	Motivate and reward achievement of business objectives, as well as individual contributions;

•	Enable ABM to attract and retain executives with the qualifications, skills and experience required to provide high quality leadership;

•	Link executive rewards to shareholder returns; and

•	Encourage executive stock ownership.

ABM provides compensation in the form of salary, annual cash performance incentives, equity awards and benefits that are intended to be both attractive and competitive. However, total compensation opportunity is weighted toward incentive compensation tied to the financial performance of ABM and the long-term return realized by shareholders because ABM believes that this is the most effective means of aligning executive incentives with shareholders’ interests. ABM’s program rewards executives for meeting and exceeding corporate and divisional financial and operating objectives, for their individual contributions to these results, and for optimizing shareholder returns. When ABM does not achieve targeted performance levels, compensation realized by its executives is reduced. When ABM exceeds targeted performance levels, compensation realized by its executives is increased.

The Compensation Committee reviews the executive compensation program and NEO compensation at least annually. The use and relative contribution of each compensation element is based on a subjective determination by the Compensation Committee of the importance of each compensation element in supporting ABM’s business and talent strategies, as well as the prevalence, weight and value of these elements for executives at other companies. ABM uses cash compensation primarily for base salaries, short-term incentives, matching contributions in the ABM 401(k) plan, and severance arrangements. ABM uses equity compensation for long-term incentives. In order to meet ABM’s compensation objectives, a substantial percentage of each executive’s potential compensation is based on performance against annual financial and operating goals, with the percentage varying based upon the executive’s position and responsibilities.

The CEO evaluates the performance of each executive officer, other than himself, and makes recommendations about compensation for those executives to the Compensation Committee. The Compensation Committee evaluates the CEO and makes recommendations about the CEO’s compensation to those directors who qualify as both independent under applicable NYSE and SEC rules and “outside” under applicable provisions of the Code (such directors comprise the “CEO Committee”). The Compensation Committee approves equity grants to the NEOS, including the CEO. Approval of the CEO’s cash compensation arrangements rests solely with the CEO Committee. The CEO is not present during the deliberations about his compensation. The Compensation Committee determines the structure of the compensation program and individual arrangements for the other NEOs after considering the recommendations of the CEO. Although the CEO may provide input on compensation arrangements for the other NEOs, approval of compensation arrangements for NEOs, other than the CEO, rests solely with the Compensation Committee.

The Compensation Committee’s annual review of the executive compensation program includes base salary, annual incentives, equity compensation (including accumulated vested and unvested equity compensation) and the value of benefits (including potential severance benefits) and perquisites. Each element is considered individually and in total using tally sheets. A review of tally sheets gives the Compensation Committee detail with respect to the totality of each executive’s compensation, as well as the components that comprise the overall compensation package, and how compensation earned by each executive compares to the compensation earned by others. The Compensation Committee also compares ABM executive compensation to a summary of compensation data from other companies as discussed in “Consultants, Use of Market Data, and Benchmarking” below.

Consultants, Use of Market Data, and Benchmarking

In the summer of 2008, following the relocation of the Company’s headquarters to New York City, the Compensation Committee engaged Exequity, LLP (“Exequity”) as its independent executive compensation consultant to provide advice and ongoing recommendations concerning executive compensation programs. Previously, the Compensation Committee had used Korn/Ferry International as its independent executive compensation consultant. The Compensation Committee regularly consults with its compensation consultant on the Company’s compensation program structure and specific individual compensation arrangements. The

Compensation Committee’s compensation consultant is selected by the Compensation Committee, does not provide any other services to ABM, except as noted below, and receives compensation only for services provided to, or at the request of, the Compensation Committee. The Compensation Committee’s consultant attends Compensation Committee meetings from time to time and also communicates with the Compensation Committee Chair outside of meetings as necessary. The consultant reports directly to the Compensation Committee and not to management, although the consultant meets with management from time to time to gather information relating to ABM compensation plans and proposals that management makes to the Compensation Committee. The Compensation Committee may replace the consultant or hire additional consultants at any time. The Compensation Committee also considers information about compensation and compensation programs that it receives from management, particularly the CEO, the Senior Vice President, Human Resources, and the Company’s compensation consultant, Hewitt Associates. In the fall of 2008, the Compensation Committee requested Exequity to assist management in connection with its analysis of equity available for grant under the 2006 Equity Incentive Plan.

Each year, the Compensation Committee considers the compensation levels, programs and practices of certain other companies in connection with its assessment of the Company’s programs and compensation levels. ABM, through its subsidiaries, is among the largest facility services providers in the United States and the largest providers of janitorial services in the United States. As there are few public companies within ABM’s industry, at the end of fiscal year 2007 the Compensation Committee sought advice from Korn/Ferry International, its consultant at the time, about the composition of a peer group and also discussed the composition of a peer group with Hewitt Associates. Based on the advice of its consultant, the Compensation Committee selected a group of companies with reference to the following criteria:

•	firms, like ABM, that provide business-to-business services, such as outsourcing, logistics management, food service, staffing, freight service, cleaning and pest control;

•	firms in other industries (e.g., restaurant, hotel management) that have a high ratio of employees to revenue or market capitalization; and

•	firms that generate between $2.5 billion and $5 billion in annual revenue.

The following 39 companies (the “Peer Group”) met these criteria and were selected by the Committee as ABM’s primary peer group in reviewing pay and making compensation decisions for fiscal year 2008:

Affiliated Computer Services
Allied Waste Industries, Inc.
Amerco
Anteon International Corp.
Aramark Corp.
Arkansas Best Corp.
Bearingpoint Inc.
Brinker International Inc.
Brinks Co.
C. H. Robinson Worldwide
Cintas Corp.
Convergys Corp.
Con-Way Inc.	Corrections Corp. America
EGL Inc.
Emcor Group Inc.
Fiserv Inc.
G&K Services
Harland (John H.)
Hilton Hotels Corp.
Hub Group Inc.
Hunt (JB) Transport Services
Iron Mountain
Johnson Controls
Kelly Services
Manpower Inc.	Perot Systems
Rent-A-Center Inc.
Republic Services Inc.
Robert Half Intl.
Rollins Inc.
Servicemaster Co.
Sirva Inc.
Spherion Corp.
Standard Parking
URS Corp.
Volt Info Sciences Inc.
Washington Group International
Werner Enterprises

To support its decision-making for fiscal year 2008 executive pay, the Compensation Committee used a proxy analysis prepared by Korn/Ferry International, its independent compensation consultant at that time, to compare compensation of ABM’s NEOs to the compensation of executives in the Peer Group who are similarly ranked. Korn/Ferry International also provided data from a customized service industry extract of published survey data from Watson Wyatt relating to compensation paid to officers whose job responsibilities and scope are similar to the responsibilities and scope assigned to ABM officers. The Compensation Committee also reviewed general industry data provided by Hewitt Associates for functional or staff positions, including the NEO positions, frequently recruited from other industries. The Hewitt Associates data reviewed by the Compensation Committee was a statistical summary of pay practices among all the non-financial services companies in the Hewitt Associates database with annual revenues that approximate ABM’s annual revenues, and was not representative of the pay practices at any individual survey company. In fact, the Compensation Committee does not know the identity of the companies whose pay practices are reflected in the statistical summaries from either of the published surveys, nor does it receive information with respect to the pay practices at any individual company included in either survey. The various analyses reviewed by the Compensation Committee compare base salaries, short-term incentives, long-term incentives and total compensation.

The Company believes that survey and proxy data in these areas provides a reasonable indicator of total compensation for the Peer Group and other companies that might recruit similar types of executives. Compensation is generally managed within the broad range of compensation paid by the Peer Group; however, the Compensation Committee uses its judgment to determine pay levels necessary to attract and retain executive talent. In exercising its judgment, the Compensation Committee looks beyond the competitive data and places significant weight on individual job performance (based on specific financial and operating objectives for each executive, as well as leadership behaviors), compensation history, future potential, internal comparisons, retention risk for executives, and, in the case of new hires, compensation at former employers, as well as, in the case of executives other than the CEO, the CEO’s recommendations. In recent years, as ABM has grown, it has increased compensation closer to the Peer Group median (50th percentile) level in order to recruit and retain the caliber of talent necessary to manage an organization of ABM’s size and complexity. Notwithstanding these adjustments, the Compensation Committee’s current independent consultant, Exequity, reported that compensation expenditure in fiscal year 2008 with respect to the Company’s NEOs is conservatively positioned within the range of Peer Group practices.

The chart below shows the NEO compensation positioning in fiscal year 2008 in relation to 50th percentile Peer Group practices.

Position compared to	Base	Total Cash	Total Direct
50th Percentile	Salary	Compensation	Compensation

ABM Named Executive Officers	−10.8%	−10.1%	−20.4%

“Total Direct Compensation,” as used in this chart, includes total cash compensation and other long-term incentive compensation, including equity grants.

Elements of Compensation

The main components of the Company’s executive compensation program include:

•	Base salary

•	Annual cash incentives

•	Equity incentives

•	Benefits and perquisites

ABM has chosen these primary elements because each supports achievement of one or more of ABM’s compensation objectives, and ABM believes that together they will be effective in this regard. Although each element is described separately in this document, the Compensation Committee considers each element to be part of a total compensation package and, therefore, the Compensation Committee considers the impact on each executive’s total compensation when making decisions pertaining to base salary, short- and long-term incentives, benefits and perquisites. More information about the value of these various compensation components for the NEOs is provided below in the Summary Compensation Table and Grants of Plan-Based Awards Table.

Base Salary

The Compensation Committee generally reviews and approves base salaries for executives in the first fiscal quarter and as needed in connection with recruitment, promotions or other changes in responsibilities. Base salary increases raise the potential annual cash performance incentive payments and equity awards described in the following sections because these elements are based on a percentage of base salary, and the Compensation Committee considers the impact on these other elements in making base salary decisions.

Base salaries are set at a level which the Compensation Committee believes will effectively reward, attract and retain necessary talent, considering the factors described previously. In establishing compensation levels for each NEO, the Compensation Committee also considers the internal relationship of positions based on scope and level of responsibility, impact on the Company or on the business unit, the background and skills required to perform the position responsibilities, and the NEO’s experience and individual performance. This consideration includes the relationship of each NEO’s compensation to the CEO’s compensation. During the first quarter of fiscal year 2008, the Compensation Committee reviewed the fiscal year 2008 base compensation and target bonuses for Messrs. Lusk, McClure and Zaccagnini, evaluating current duties and responsibilities and comparative compensation information with the Committee’s independent compensation consultant. Following the review, the Committee established base salaries effective as of November 1, 2007, and approved the fiscal year 2008 annual performance incentive program for executives and key employees. In the second quarter of fiscal year 2008, the Compensation Committee reviewed the base compensation and target bonus of Ms. McConnell in connection with her appointment as Senior Vice President and General Counsel following the retirement of the former General Counsel and determined that, in light of her new responsibilities, her base salary should be increased, effective upon such appointment.

Annual Cash Performance Incentive Payments

ABM has an annual cash performance incentive program (“PIP”) for executives to motivate and reward achievement of annual financial and performance objectives and to provide a competitive total compensation opportunity in support of compensation objectives. The PIP provides short-term incentive award opportunities for executives based on ABM’s financial performance, operating company and department performance and individual performance. All 2008 NEOs, other than the CEO, participated in this program. Under the PIP, the Compensation Committee establishes a target bonus for each executive based on a multiple of base salary. In addition, each executive’s target bonus is weighted based on company, business unit (or department for certain corporate executives) objectives and individual performance objectives to reflect the different responsibilities and appropriate incentives. The Compensation Committee approves the company and business unit objectives, the threshold and range of awards related to these objectives, and the range of awards related to the department and individual performance objectives. The CEO approves the department and individual performance objectives for these persons. Generally, the performance criteria associated with the company and business unit objectives are objective, while those associated with department and individual performance objectives are subjective. With respect to the CEO, the Compensation Committee adopts performance objectives and the CEO Committee establishes his target bonus.

In the first quarter of fiscal year 2008, the Compensation Committee reviewed the fiscal year 2008 target bonuses for the NEOs, evaluating current duties and responsibilities and comparative compensation information with the Compensation Committee’s independent compensation consultant, which at that time was Korn/Ferry International. The Compensation Committee increased Mr. McClure’s target bonus in recognition of the fact that the responsibilities relating to his position were more extensive than other Company executives having business unit responsibilities. The CEO Committee also increased the CEO’s target bonus to better position his bonus relative to bonuses for similar positions in the Peer Group and to align his target bonus range with the other NEOs. The potential range of bonuses for the NEOs, including the CEO, is 0% to 180% of the target award. Following its review, the Compensation Committee approved the fiscal year 2008 PIP for executives and key employees. The criteria used in the fiscal year 2008 PIP include Company performance (“Corporate Results”), individual performance in providing strategic leadership, employee leadership, and compliance and administration (“Individual Performance”), and performance of the operating subsidiaries (“Business Unit Results”) or department (“Department Unit Results”) which such executive heads. The Corporate Results component is based on certain targets for income from continuing operations (“Company Income”) subject to discretionary strategic results modifiers (“Strategic Results Modifiers”) and achievement of a threshold Company Income amount. The performance metrics for the Strategic Results Modifiers include revenue growth, operating profit margins, cash flow, cost reduction and other strategic performance targets.

The Compensation Committee believes that the identified criteria constitute essential business value drivers and align the Company’s non-equity incentive compensation with the interests of the Company’s shareholders.

Target bonus levels allocated to financial performance are based on budget expectations at the beginning of the fiscal year; achievement above that level will lead to higher bonus payments while achievements below that level will reduce the payment. No bonuses for financial performance are paid below a performance threshold. Since positions held by the NEOs have differing areas of focus, scope and impact on ABM, the relative weighting of Corporate Results, Business Unit Results or Department Unit Results, as the case may be, and Individual Performance objectives vary based on position and responsibilities.

Payments under the 2008 PIP for the NEOs, other than the CEO, are based on the assessment of Corporate Results, Business Unit Results or Department Unit Results, as the case may be, and Individual Performance, weighted according to the individual criteria for each NEO. Following the end of the fiscal year, Corporate Results and Business Unit Results or Department Unit Results, as the case may be, are determined and submitted to the Compensation Committee, and the CEO submits to the Compensation Committee his assessment of the achievement of the Department Unit Results and Individual Performance objectives, as well as self assessments by the CEO and each other NEO. The Compensation Committee discusses the CEO’s assessments of the other NEOs with the CEO and has discretion to modify his assessments. In addition, the Compensation Committee may adjust Corporate Results and Business Unit Results or Department Unit Results, as the case may be, to take into consideration unusual items such as acquisitions or divestitures. A performance level that meets expectations leads to a payment at target, while an outstanding performance assessment will lead to the highest payment contemplated.

The determinations of fiscal year 2008 bonuses for the NEOs, other than the CEO, were based on Corporate Results, Business Unit Results or Department Unit Results, as the case may be, and Individual Performance, as described below.

Corporate Results, which were included in bonus calculations for Messrs Lusk, McClure, and Zaccagnini and Ms. McConnell, were measured by the Company’s fiscal year 2008 income from continuing operations relative to fiscal year 2008 budget and relative to fiscal year 2007 income from continuing operations. The two factors were weighted equally in the corporate performance calculation. In fiscal year 2008, the Company’s income from continuing operations was $52,731,000, or 107.7% of budget and 104.1% of fiscal year 2007 income from continuing operations, which translated into funding levels of 126.9% and 96.9%, respectively, for an overall corporate performance funding level of 111.9%.

Business Unit Results for the Janitorial segment, which were included in the bonus calculation for Mr. McClure, were measured by Janitorial’s fiscal year 2008 pre-tax income, excluding for this purpose, pre-tax income attributable to the OneSource acquisition, relative to budget and relative to fiscal year 2007 pre-tax income, with the two factors weighted equally. The pre-tax income relating to the acquisition of OneSource in fiscal year 2008 was excluded from the calculation of Janitorial’s fiscal year 2008 pre-tax income as the measurement used to determine Business Unit Results was based in part on a comparison to fiscal year 2007, which was prior to the OneSource acquisition. In fiscal year 2008, Janitorial’s fiscal year 2008 pre-tax income, excluding OneSource, of $93,222,000 was 103.7% of the budgeted number and 106.6% of Janitorial’s fiscal year 2007 pre-tax income, which translated into funding levels of 118.6% and 105.4%, respectively, for an overall funding level of 112.0%. For bonus calculations, the fiscal year 2008 pre-tax income figure for the Janitorial segment was reduced by $5.3 million to exclude the impact of favorable variances due to reduced bonus accruals during fiscal year 2008.

Mr. Zaccagnini’s responsibilities include the non-Janitorial business units of the Company. Business Unit Results for these business units were measured by the sum of the Parking, Engineering and Security fiscal year 2008 pre-tax income relative to budget and relative to fiscal year 2007 pre-tax income, with the two factors weighted equally. In 2008, these business units’ fiscal year 2008 pre-tax income of $46,290,000 was 106.2% of the budgeted number and 128.0% of fiscal year 2007 pre-tax income, which translated into funding levels of 122.2% and 175.0%, respectively, for an overall funding level of 148.6%. For bonus calculations, the fiscal year 2007 pre-tax income figure for the non-Janitorial segments does not include a $5.0 million gain related to the termination of an off-airport parking garage lease. This $5.0 million was not included in non-

Janitorial income in calculating Mr. Zaccagnini’s fiscal year 2007 bonus, and therefore was not included in calculating his fiscal year 2008 bonus. Although Mr. Zaccagnini also had responsibility for the Company’s Lighting business in fiscal year 2008, because this was divested at fiscal year-end, results relating to the Lighting business and proceeds from the sale of the Lighting business were not included in the calculation of the financial portion of Mr. Zaccagnini’s bonus.

The bonus calculations for Messrs. Lusk, McClure and Zaccagnini and Ms. McConnell also took into consideration their Individual Performances, and, in the case of Mr. Lusk and Ms. McConnell, Department Unit Results. The individual and department performance objectives varied depending on the nature of responsibilities of each executive. All executives had objectives pertaining to leadership development. Other individual and department performance objectives varied depending on the nature of responsibilities of each executive.

Mr. Lusk’s individual and department performance objectives included ensuring the integration of OneSource, recruiting outstanding persons to fill key positions within the finance organization, implementing the continuing transformation of the Company, with particular emphasis on financial systems development and system-wide accounting enhancements, and managing the insurance and risk functions within the Company, with his success in achieving his personal and departmental objectives rated by the Compensation Committee at 120% and 100%, respectively, as recommended by the CEO.

Mr. McClure’s individual objectives included achieving projected synergies relating to the acquisition of OneSource, completing the integration of Company and OneSource leadership and staff, enhancing the structure of the janitorial division and continuing to expand diversity awareness within the division. Mr. McClure’s success in achieving his objectives was rated by the Compensation Committee at a 130% individual performance funding level, as recommended by the CEO.

Mr. Zaccagnini’s individual objectives included achieving projected results for facility service divisions, evaluating and implementing the disposition of the Lighting division, restructuring and improving the operating and financial results of the Security division, continuing leadership development, with his success in achieving his objectives rated by the Compensation Committee at an overall 120% individual performance funding level, as recommended by the CEO.

Ms. McConnell’s individual and department performance objectives included building a legal team while supporting key corporate initiatives, supporting Board processes and enhancing corporate governance, working closely with risk management, evaluating and improving the litigation function, developing effective outside counsel relationships and developing contract management systems and processes, with her success in achieving her individual and departmental objectives rated by the Compensation Committee at 110% and 100%, respectively, as recommended by the CEO.

The target bonuses, maximum bonuses, performance factors and weightings, and the actual fiscal year 2008 bonus awards are set forth in the following table:

Fiscal Year 2008 Bonus Targets, Weighting, and Awards

							Fiscal
						Fiscal Year	Year
		Target	Target	Maximum		2008 Bonus	2008
	Base	Bonus	Bonus	Bonus	Performance Factors	as Percentage	Bonus
Named Executive Officer	Salary	(%)(1)	($)	($)(2)	and Weighting	of Target	($)

Henrik Slipsager	$765,000	100%	$765,000	$1,377,000	n/a(3)	136%	1,040,000
James Lusk	$434,700	55%	$239,085	$430,353	Department Unit Results, 20% Individual Performance, 30% Corporate Results, 50%	112%	267,656
James McClure	$550,000	75%	$412,500	$742,500	Business Unit Results, 40% Individual Performance, 40% Corporate Results, 20%	109%	449,708
Steven Zaccagnini	$434,700	55%	$239,085	$430,353	Business Unit Results, 40% Individual Performance, 40% Corporate Results, 20%	130%	310,285
Sarah McConnell	$340,000	40%	$136,000	$244,800	Department Unit Results, 20% Individual Performance, 30% Corporate Results, 50%	109%	148,172

(1)	Percentage of base salary.

(2)	180% of target for all NEOs.

(3)	The determination of the factors and their weighting for the CEO is in the discretion of CEO Committee.

The CEO’s performance objectives are annually reviewed and approved by the Compensation Committee, in consultation with the nonmanagement directors, following a discussion of the most important objectives for the Company in the coming year. Mr. Slipsager participates in this process by submitting his proposed objectives. Mr. Slipsager’s performance is assessed through an evaluation process involving each of the directors. After the end of fiscal year 2008, each director was interviewed by the Chairman of the Board and Chairs of the Audit, Compensation and Governance Committees concerning the Chief Executive Officer’s performance against the performance objectives adopted at the beginning of the year. The results of the interviews were reported to the Compensation Committee and the nonmanagement members of the Board, after which the Compensation Committee determined its recommendation of the percentage of target bonus to be awarded to the CEO based upon the evaluation of the performance of the CEO in light of the CEO’s performance objectives. The Compensation Committee made its recommendation for the CEO’s bonus to the CEO Committee. The CEO Committee determined the CEO’s bonus.

The 2008 performance objectives for Mr. Slipsager included meeting or exceeding budgeted revenue and profit, continuing to focus on maximizing long-term shareholder return, generating positive cash flow for the Company, developing a better process for allocating capital and measuring return on investment at both the Company and divisional levels, continuing the Company’s prudent acquisition program, developing and structuring a strong senior management and operational team, and focusing on branding strategies and the continued development of a performance-based culture, with emphasis on diversity and ethics-based leadership. After the close of the fiscal year, the Compensation Committee assessed Mr. Slipsager’s performance against these objectives, assigning a relative weight of 50% for Corporate Results and 50% for Individual Performance. As discussed above, Corporate Results were 111.9% of target, and Individual Performance was rated at 160% of target for Mr. Slipsager. Based on these achievement levels, the Compensation Committee recommended to the CEO Committee a payment equal to 136% of the CEO’s target bonus. Based on this assessment and the Compensation Committee’s recommendation, the CEO Committee approved Mr. Slipsager’s bonus.

Equity Incentives

Equity incentives create a direct link between executive compensation and shareholder returns by tying a significant portion of total compensation to the performance of ABM’s stock. The Compensation Committee believes equity incentives encourage executives to remain at ABM. Equity-based awards are granted under the 2006 Equity Incentive Plan, which has been approved by Company shareholders. The NEOs, other than Mr. Sundby, also continue to receive benefits from the vesting and appreciation of prior equity-based awards.

In determining the equity incentives to be granted to each executive, the Compensation Committee considers, in addition to the factors previously described, each individual’s accumulated vested and unvested awards, the current value of the awards, comparison of individual awards between executives and in relation to other compensation elements, and total accounting expense of existing awards.

Equity-based awards may be granted to senior executives annually (or, in the case of newly hired executives, at the time they join ABM), but may also be granted from time to time in connection with promotions or assumption of additional responsibilities, as well as to promote retention, and/or to create focus on specific performance objectives. The types of equity-based awards utilized by ABM are as follows:

•	Stock Options: The Compensation Committee believes stock options focus executives on managing ABM from the long-term perspective of an owner with an equity stake in the business. Stock options provide value to the recipient only if the price of ABM’s common stock increases above the option exercise price. Because of this linkage to increased shareholder returns, stock options are included as a significant component of equity compensation, and in fiscal year 2008 represented a higher percentage of total long-term incentives for the CEO than other NEOs. Stock options granted under the 2006 Equity Incentive Plan have an exercise price equal to the fair market value of ABM stock on the date of grant and vest on a pro rata basis over a four-year period. Stock options are granted for a maximum term of seven years and are subject to earlier termination three months following a termination of employment. All fiscal year 2008 grants are nonqualified stock options.

•	Restricted Stock Units (“RSUs”): A portion of long-term incentives is delivered in units representing full value shares of ABM’s common stock to promote retention and an ownership perspective. Unlike stock options, full value share awards such as RSUs, in combination with stock ownership requirements, subject executives to the same downside risk experienced by Company shareholders, but provide superior retention value compared to stock options if ABM’s common stock price does not significantly appreciate. In general, ABM believes the grant or vesting of a significant percentage of full value share awards for executives should be based on performance against annual or long-term objectives (“Performance Shares”) unless they are made to offset compensation from a prior employer in the case of a new hire. However, to meet ABM’s objective to retain key executive talent, ABM also grants RSUs that vest based only on continued service with ABM (“Service Units”). Fifty percent of the Service Units vest two years from the grant date and the remainder four years from the grant date.

•	Performance Shares: Performance Shares vest based on two- or three-year financial performance measures for ABM. The threshold, target and maximum performance goals are established with the intention that achieving ABM’s budgeted growth rate for the current year over the full performance period will result in the vesting of approximately 70% to 80% of the Performance Shares granted. If ABM’s financial results exceed budgeted levels, up to 100% of the Performance Shares may vest, and if ABM does not meet certain levels of financial performance, none of the Performance Shares will vest.

The Compensation Committee generally approves an award of a specific dollar value for each recipient based on a multiple of the recipient’s base salary. For Mr. Slipsager, the awards may range from 0% to 200% of base salary. For Messrs. Lusk, McClure and Zaccagnini, the awards may range from 0% to 125% of base salary. For Ms. McConnell, the awards may range from 0% to 100% of base salary. Under guidelines utilized by the Compensation Committee for awards made thus far under the 2006 Equity Incentive Plan, the dollar value of the awards has been distributed among the following equity vehicles:

Fiscal Year 2008 Equity Grant Value Distribution

Executive	Stock Options	Service Units	Performance Shares

CEO	33.3%	33.3%	33.3%
Other NEOs	25.0%	25.0%	50.0%

The number of shares granted is calculated for stock options based on the Black-Scholes value and for Service Units and Performance Shares based on the fair market value of ABM stock on the date of grant of the award.

Fiscal Year 2008 Equity Incentives

In January 2008, the Compensation Committee, as part of a regular grant cycle under the 2006 Equity Incentive Plan, awarded stock options, Service Units and Performance Shares to the NEOs. More information relating to 2008 equity-based awards to NEOs can be found in the table “Grants of Plan-Based Awards.”

In January 2009, the Compensation Committee reviewed the Company’s performance over the two-year performance period relating to the October 2006 grant of Performance Shares, comparing the revenue targets relating to that performance period against actual revenues achieved during the performance period, as adjusted for the divestiture of the Company’s Lighting business and a change in accounting principles relating to the Company’s Parking segment, and reviewing the two-year profit margin achieved for such period against the profit margin target ranges established for the performance period. For this award period, two-year average revenues greater than $3.06 billion coupled with two-year average profit margins between 2.75% and 2.99% resulted in an earnout at an 80% award level.

Stock Ownership Guidelines

In October 2006, the Compensation Committee adopted stock ownership guidelines for NEOs and other senior executives that are based on a multiple of base salary:

Stock Ownership Guidelines

Level	Guidelines

CEO	Shares with a fair market value equal to three times base salary
Executive Vice Presidents	Shares with a fair market value equal to two times base salary
Senior Vice Presidents and certain subsidiary senior officers	Shares with a fair market value equal to one times base salary

Executives are expected to achieve their targets within five years of becoming subject to the ownership guidelines. The Compensation Committee periodically assesses the guidelines and the officers’ ownership relative to these guidelines. Progress toward targeted ownership levels may be taken into consideration in future grants to executives. In addition, executives who are not at their targeted stock ownership level must hold 50% of the net shares realized from previous equity-based grants for a minimum of one year. “Net shares realized” means unrestricted shares acquired by an executive under the 2006 Equity Incentive Plan net of any shares sold to pay the exercise price (if any) and taxes withheld.

Benefits and Perquisites

The NEOs are eligible for customary employee benefits, which include, but are not limited to, participation in ABM’s 401(k) Plan, as well as group life, health, and accidental death and disability insurance programs. In addition, the NEOs, other than Mr. Lusk and Ms. McConnell, qualify for benefits under the

Supplemental Executive Retirement Plan (“SERP”), an unfunded retirement plan that closed to new participants prior to the employment of Mr. Lusk and Ms. McConnell. Mr. Slipsager and Mr. McClure also participate in the Service Award Benefit Plan (“SAB”), which provides participants upon termination of employment with a minimum of seven days of pay for each year of employment between November 1989 and January 2002. The SAB closed to new participants prior to the employment of Messrs. Lusk, Sundby and Zaccagnini and Ms. McConnell.

The NEOs are also eligible to participate in ABM’s Employee Deferred Compensation Plan, which is an unfunded deferred compensation plan available to highly compensated employees. The Employee Deferred Compensation Plan benefits are shown in the “Nonqualified Deferred Compensation” table followed by a description of the plan.

ABM also provides perquisites to its officers that may include an automobile allowance, parking allowance, club dues and relocation costs. The value and an explanation of the perquisites is shown in the “Summary Compensation Table” in the column headed “All Other Compensation.” While the perquisites are not and should not be a significant portion of overall compensation, the Company believes that they enhance its ability to attract and retain key executives.

Change in Control and Other Severance Arrangements

Change in Control Agreements

ABM has entered into change in control agreements with each of the NEOs to assure continuity of ABM’s senior management and to provide the NEOs with stated severance compensation should their employment with ABM be terminated under certain defined circumstances following a change in control (as defined in the agreements). The agreements are considered to be “double trigger” arrangements where the payment of severance compensation is predicated upon the occurrence of two triggering events: (1) the occurrence of a change in control and (2) either the involuntary termination of employment with ABM (other than for “cause” as defined in the agreement) or the termination of employment with ABM by the executive for “good reason” as defined in the agreement. The potential benefits to executives are described in the “Potential Payments Upon Certain Terminations of Employment Following a Change in Control on October 31, 2008” table and the agreements summarized in the narrative.

Other Severance Arrangements

The Board of Directors has adopted a severance plan that provides compensation to executives whose employment is terminated without “cause,” as cause is defined in the employment agreement between the Company and the executive. The plan was adopted following the Compensation Committee’s review of similar plans in the Peer Group and general industry. The plan provides salary and target bonus payments to the Company’s senior executives and salary payments to other executives, with the duration of payments dependent on the level of the executive’s position within the Company. The CEO is not covered under the severance plan although, as discussed in connection with the narrative relating to the Summary Compensation Table, his employment agreement provides him with severance payments if he is terminated without cause. ABM expects the severance plan to provide consistency of treatment for officers who are at similar levels in the organization and to protect ABM by requiring a release and post-employment noncompetition restriction as a condition to a severance payment, helping to retain officers during periods of organizational change and assisting in recruiting new executives.

In connection with the adoption of the severance plan, the Compensation Committee also determined in the first quarter of 2008 to revise the form of executive employment agreements to provide, among other things, for post-employment restrictions on competition. As described in connection with the narrative relating to the Summary Compensation Table, in the fourth quarter of 2008, the Company entered into employment agreements with Messrs. Lusk, McClure, and Zaccagnini and Ms. McConnell which provide for post-employment restrictions on competitive activities.

In the event payments to Messrs. Lusk, McClure and Zaccagnini and Ms. McConnell are triggered under both the change in control severance agreement and the severance plan in the event of a change of control, the change in control agreement states that amounts paid under the severance program (which are lower) will be credited against and reduce payments under the change-in-control severance agreement.

ABM has historically evaluated other types of severance benefits for executives on a case-by-case basis. In March 2007, the Compensation Committee approved an amendment to the employment agreement with George Sundby, who was then Chief Financial Officer of the Company, that provided for a severance payment of $540,000, and certain other payments, upon the resignation of Mr. Sundby in December 2007. These payments are set forth in the Summary Compensation Table.

Accounting and Tax Considerations

The Compensation Committee takes into consideration the accounting, tax and related financial implications to ABM and executives when designing compensation and benefit programs. In general, base salary, annual cash incentive bonus payments, and the costs related to benefits and perquisites are recognized as compensation expense at the time they are earned or provided, and equity based compensation expense is recognized over the vesting period of the grant.

Subject to the exceptions and limits described below, ABM deducts for federal income tax purposes all payments of compensation and other benefits to executives. ABM does not deduct nonqualified deferred compensation until the year that the deferred compensation is paid to the executive.

Section 162(m) of the Internal Revenue Code generally does not allow a tax deduction to public companies for compensation over $1 million paid to the CEO or any of the three other most highly compensated executive officers unless the compensation is paid based solely on the attainment of one or more pre-established objective performance goals and certain other requirements are met. It is the Compensation Committee’s preference to qualify its executives’ compensation for deductibility under Section 162(m), to the extent it is consistent with ABM’s best interests. In this regard, the Compensation Committee considers various factors, including the payments of salary and the delivery of shares underlying Service Units, compensation deferral elections, and other matters in connection with its compensation decisions. The Company’s Executive Officer Incentive Plan, which was approved by the Company’s shareholders in 2006, has been designed to permit ABM to make incentive payments, including those under the PIP or to the CEO, that are not subject to the deduction limits of Section 162(m). In addition, Performance Shares and nonqualified stock options granted under ABM’s 2006 Equity Incentive Plan are exempt from the deductibility limitation because such equity awards qualify as “performance-based” compensation under Section 162(m). From time to time the Compensation Committee has awarded, and may in the future award, compensation that is not fully deductible if it determines that such award is consistent with its compensation philosophy and is in the best interests of the Company and its shareholders. For example, Service Units vest based only on continued service and are subject to the deduction limits of Section 162(m).

Section 4999 and Section 280G of the Internal Revenue Code provide that certain executives could be subject to significant excise taxes if they receive payments or benefits that exceed certain limits in connection with a change in ownership or change in effective control of ABM and that ABM or its successors could lose an income tax deduction with respect to the payments subject to the excise tax. ABM has change in control agreements with the NEOs, but these agreements do not provide for a tax “gross up” or other reimbursement for taxes the executive might be required to pay pursuant to Section 4999 of the Internal Revenue Code. Payments and benefits under the change in control agreements (as well as under all other agreements or plans covering the NEOs) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments” but only if the reduction would increase the net after-tax amount received by the named executive officer, with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on an after-tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the severance agreement.

Section 409A of the Internal Revenue Code imposes significant additional taxes and interest on underpayments of taxes in the event an executive defers compensation under a plan that does not meet the requirements of Section 409A. ABM has structured its programs and individual arrangements in a manner intended to comply with the requirements of Section 409A.

Compensation Committee Report

The Compensation Committee has reviewed the Compensation Discussion and Analysis and discussed the Analysis with management. Based on its review and discussions with management, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in ABM’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2008 and ABM’s 2009 Proxy Statement.

This report is provided by the following independent and outside directors, who comprise the Compensation Committee:

Linda Chavez (Committee Chair)
Maryellen C. Herringer
Henry L. Kotkins, Jr.

Compensation of Executive Officers

The following tables and accompanying narrative describe the compensation of the NEOs and the ABM executive compensation program.

Summary Compensation Table

							Change in
							Pension Value
							and
							Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
		Salary	Bonus	Awards (1)	Awards (2)	Compensation(3)	Earnings(4)	Compensation(5)	Total
Name	Year	($)	($)	($)	($)	($)	($)	($)	($)

Henrik Slipsager,	2008	765,000	0	456,552	474,394	1,040,000	0	56,730	2,792,676
President & CEO	2007	700,000	0	139,398	774,477	728,000	20,379	43,277	2,405,531
James Lusk(6)	2008	434,700	0	232,620	58,493	267,656	0	44,110	1,037,579
Executive Vice President & CFO
George Sundby(7)	2008	60,000	100,000	—	38,423	—	1,690	577,380	777,493
Executive Vice	2007	360,000	0	0	426,013	201,600	5,514	39,538	1,032,665
President & CFO
James McClure	2008	550,000	0	233,362	126,120	449,708	32,973	52,352	1,444,515
Executive Vice President,	2007	450,000	0	127,720	633,341	343,980	8,259	32,214	1,595,514
President — Janitorial
Steven Zaccagnini	2008	434,700	0	189,223	82,224	310,285	0	31,953	1,048,385
Executive Vice President,	2007	420,000	0	113,532	536,905	230,630	5,094	28,603	1,334,764
President — Facility Services
Sarah McConnell(8)	2008	318,337	0	76,734	20,477	148,172	0	118,711	682,431
Senior Vice President, General Counsel & Secretary

(1)	The amounts shown in this column represent amounts recognized for financial statement purposes in each fiscal year for restricted stock units granted in that fiscal year and prior years in accordance with Statement of Financial Accounting Standards (“SFAS”) No. 123 Share-Based Payment (“SFAS 123R”), disregarding the estimate of forfeitures related to service-based vesting conditions. Refer to Note 10, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s

Annual Report on Form 10-K/A for the year ended October 31, 2008, for the relevant assumptions used to determine the compensation expense of such awards.

(2)	The amounts shown in this column represent amounts recognized for financial statement purposes in each fiscal year for stock options granted in that fiscal year and prior years in accordance with SFAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. In 2007 these amounts include significant expenses recognized as a result of the vesting of certain price-vested stock option grants. Refer to Note 10, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008, for the relevant assumptions used to determine the compensation expense of such awards.

(3)	The amounts shown in this column represent annual performance-based bonus.

(4)	2008 amounts are attributable to the following:

Mr. Slipsager: change in value of SERP, $(33,213), and change in value of SAB, $14,009.

Mr. Sundby: change in value of SERP, $1,690, and change in value of SAB, $0.

Mr. McClure: change in value of SERP, $(5,885), and change in value of SAB, $38,858.

Mr. Zaccagnini: change in value of SERP, $(462), and change in value of SAB, $0.

(5)	2008 amounts represent the following:

Mr. Slipsager: ABM contribution to 401(k) plan, $9,200; auto allowance and auto expenses, $15,597; club dues, $16,569; parking, $3,962; and spousal travel benefit, $11,402.

Mr. Lusk: ABM contribution to 401(k) plan, $9,200; auto allowance and auto expenses, $14,350; parking, $3,600; unused vacation payout, $15,191; spousal travel benefit, $1,319; airline club fees and credit card fees, $450.

Mr. Sundby: Severance of $540,000; auto allowance and auto expenses, $1,800; club dues, $1,243; and vacation payout $34,337.

Mr. McClure: ABM contribution to 401(k) plan, $9,200; auto allowance and auto expenses, $13,311; club dues, $10,332; unused vacation payout, $10,577; spousal travel benefit, $8,632; and airline club fees, $300.

Mr. Zaccagnini: ABM contribution to 401(k) plan, $8,857; auto allowance and auto expenses, $13,793; club dues, $8,854; and spousal travel benefit, $449.

Ms. McConnell: Amount includes $94,565 relating to relocation costs, including home sale assistance, closing costs, temporary housing and moving costs, and $7,649 relating to reimbursement of taxes on the taxable portion of those relocation costs; ABM contribution to 401(k) plan, $1,032; auto allowance and auto expenses, $10,950; parking, $3,600; and spousal travel benefit, $915.

(6)	For Mr. Lusk, compensation for only fiscal year 2008 is shown because he was not a named executive officer in fiscal year 2007.

(7)	Mr. Sundby resigned effective December 31, 2007. Mr. Sundby’s 2008 compensation includes: payment of accrued vacation earned prior to termination date; bonus of $100,000 in recognition of timely filing of fiscal year 2007 year end financial reports; severance of $540,000; and payment for medical benefit coverage.

(8)	For Ms. McConnell, compensation for only fiscal year 2008 is shown because she was not a named executive officer in fiscal year 2007.

Messrs. Slipsager, Lusk, McClure and Zaccagnini and Ms. McConnell have employment agreements that provide for annual salaries and bonuses. The annual bonuses for the NEOs other than the CEO were based on performance objectives for each described under “Compensation Discussion and Analysis.” Year-end measurement against these objectives resulted in payments to Mr. Slipsager of 136% of target, to Mr. Lusk of 112% of target, to Mr. McClure of 109% of target, to Mr. Zaccagnini of 130% of target, and to Ms. McConnell of 109% of target. In addition, the NEOs are eligible for the other compensation programs, benefits and perquisites described above.

In fiscal year 2008, the Compensation Committee reviewed the employment agreements for the NEOs. In connection with this review, the Committee recommended that Mr. Slipsager’s agreement be amended and restated to include, among other things, certain post-employment prohibitions on competition with the Company, and to provide that the term of employment be for a period ending on October 31, 2013, a period which aligns the Company’s long-term strategic objectives with Mr. Slipsager’s employment. At a meeting of the nonmanagement members of the Board of Directors, Mr. Slipsager’s amended and restated employment agreement was approved. The employment agreements for the other NEOs terminate on October 31, 2010. Each employment agreement contains a provision providing for automatic one-year extension unless, in the case of Mr. Slipsager, the Company provides notice 90 days prior to the expiration of the employment agreement that it does not wish to renew, and in the case of the other NEOs, the Company provides such notice within 60 days of the expiration of the employment agreement. Under each employment agreement, the Company has the right to terminate the employment agreement without cause. In the event that the Company terminates Mr. Slipsager’s agreement without cause, he is entitled to receive two times the sum of his base salary and target bonus. In the event that the Company terminates the employment of any of the other NEOs without cause, such NEO is entitled to receive such severance payments as are then-applicable under the Company’s Severance Policy. Currently, such amount upon termination would equal 18 months base pay and target bonus in the case of the NEOs who are Executive Vice Presidents, and 12 months base pay and target bonus for the other NEO. The employment agreements contain provisions prohibiting competition with the Company for a period of one year following termination of employment.

Mr. Sundby’s employment agreement terminated on December 31, 2007. In March 2007, ABM amended the employment agreement of Mr. Sundby and extended the termination date from October 31, 2007, to December 31, 2007. In the amendment, in contemplation of Mr. Sundby’s resignation at the end of calendar 2007, ABM agreed to certain payments that are set forth in the Summary Compensation Table.

The table below shows payout ranges for the NEOs with respect to non-equity incentive plan awards and equity incentive plan awards, as well as other information.

Grants of Plan-Based Awards During Fiscal Year 2008

								All Other	All Other
								Stock	Option
								Awards:	Awards:		Grant Date
								# of	# of	Exercise or	Fair Value
		Estimated Future Payouts			Estimated Future Payouts			Shares or	Shares or	Base Price	of Stock and
		Under Non-Equity Incentive			Under Equity Incentive			Stock	Stock	Options/	Option
Named Executive Officer	Grant Date	Plan Awards(1)			Plan Awards(2)			Units(3)	Units(4)	Awards	Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum

Henrik Slipsager	n/a	$0	$765,000	$1,377,000
	1/8/2008				20,997	22,309	26,246				$500,000
	1/8/2008							26,246			$500,000
	1/8/2008								117,370	$19.05	$500,000
James Lusk	n/a	$0	$239,085	$430,353
	1/8/2008				9,372	9,958	11,715				$223,170
	1/7/2008							5,728			$111,585
	1/7/2008								25,592	$19.48	$111,585
James McClure	n/a	$0	$412,500	$742,500
	1/8/2008				12,703	13,497	15,879				$302,500
	1/7/2008							7,754			$151,250
	1/7/2008								34,690	$19.48	$151,250
Steven Zaccagnini	n/a	$0	$239,085	$430,353
	1/8/2008				9,372	9,958	11,715				$223,170
	1/7/2008							5,728			$111,585
	1/7/2008								25,592	$19.48	$111,585
Sarah McConnell	n/a	$0	$136,000	$244,800
	1/8/2008				2,099	2,230	2,624				$50,000
	1/7/2008							1,283			$25,000
	1/7/2008								5,733	$19.48	$25,000

(1)	Represents the annual bonus opportunity for fiscal year 2008. The target award is calculated by multiplying each NEO’s base salary by his/her target bonus percentage. The maximum award is 180% of target for all NEOs. Actual payments made for 2008 are reported in the Summary Compensation Table in the “Non-Equity Incentive Plan Compensation” column.

(2)	Represents Performance Shares granted under the 2006 Equity Incentive Plan in respect of fiscal year 2008. The performance period is a three-year period (fiscal years 2007, 2008 and 2009). If ABM achieves its three-year average revenue target and three-year average profit margin target for the performance period, 85% of the Performance Shares will vest following completion of fiscal year 2009.

(3)	Represents Service Units granted under the 2006 Equity Incentive Plan in respect of fiscal year 2008. Fifty percent vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Service Units, subject to the same terms and conditions as the underlying Service Units.

(4)	Represents options to acquire shares of Company common stock under the 2006 Equity Incentive Plan in respect of fiscal year 2008. The exercise price of the options is the closing price of ABM stock on the grant date. Options vest equally on each of the first four anniversaries of the grant date. The options expire seven years from the grant date.

(5)	The amounts shown in this column for stock options were based on the Black-Scholes values available to the Compensation Committee on the dates that it approved the awards, which were $4.36 and $4.26 on January 7, 2008 and January 8, 2008, respectively, using the assumptions set forth in Note 10, “Share-Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the fiscal year ended October 31, 2007. Subsequently developed Black-Scholes values were $5.11 and $5.00, respectively, using the assumptions set forth in Note 10, “Share-Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the fiscal year ended October 31, 2008.

The following table shows the outstanding equity awards held by the NEOs at October 31, 2008.

Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards						Stock Awards
												Equity
											Equity	Incentive
											Incentive	Performance
											Performance	Awards:
											Awards:	Market or
										Market	Number of	Payout Value
			Number of	Number of					Number of	Value	Unearned	of Unearned
			Securities	Securities					Shares or	of Shares	Shares, Units	Shares, Units
			Underlying	Underlying			Stock		Units of	or Units	or Other	or Other
	Option		Unexercised	Unexercised	Option	Option	Award		Stock that	that Have	Rights that	Rights that
Named Executive	Grant	Foot-	Options	Options	Exercise	Expiration	Grant	Foot-	Have Not	Not	Have Not	Have Not
Officer(1)	Date	note	Exercisable	Unexercisable	Price	Date	Date	note	Vested	Vested	Vested	Vested(11)

Henrik Slipsager	12/16/1997	2	0	20,000	$14.703		3/13/2007	6	14,980	$244,623
	3/17/1998	2	0	5,000	$18.297		3/13/2007	7			14,980	$244,623
	3/17/1998	3	10,120	0	$18.297	3/17/2008	1/8/2008	6	26,709	$436,158
	3/17/1998	3	9,880	0	$18.297	3/17/2008	1/8/2008	9			26,709	$436,158
	3/17/1998	4	40,000	0	$18.297	3/17/2008
	12/19/2000	3	14,828	0	$15.375	12/19/2010
	12/19/2000	3	25,172	0	$15.375	12/19/2010
	12/19/2000	2	0	5,000	$15.375
	12/19/2000	4	80,000	0	$15.375	12/19/2010
	9/9/2002	4	25,000	75,000	$16.825	9/9/2012
	6/14/2005	4	100,000	0	$18.300	6/14/2015
	9/14/2005	3	60,000	40,000	$20.900	9/14/2015
	11/29/2005	3	22,800	34,200	$20.830	11/29/2015
	3/13/2007	5	14,721	44,164	$25.740	3/13/2014
	1/8/2008	5	0	117,370	$19.050	1/8/2015
James Lusk	3/19/2007	5	4,844	14,535	$26.000	3/19/2014	3/19/2007	6	10,923	$178,373
							3/19/2007	10			9,930	$162,157
	1/7/2008	5	0	25,592	$19.480	1/7/2015	1/7/2008	6	5,829	$95,188
							1/8/2008	9			11,920	$194,654
James McClure	3/21/1995	2	0	4,000	$5.625		10/2/2006	6	3,201	$52,272
	12/16/1997	2	0	15,000	$14.703		10/2/2006	8			12,801	$209,040
	3/17/1998	2	0	5,000	$18.297		1/7/2008	6	7,901	$129,023
	12/19/2000	2	0	5,000	$15.375		1/8/2008	9			16,159	$263,876
	12/19/2000	3	8,494	0	$15.375	12/19/2010
	12/19/2000	4	40,000	0	$15.375	12/19/2010
	9/9/2002	4	20,000	60,000	$16.825	9/9/2012
	6/14/2005	4	120,000	0	$18.300	6/14/2015
	9/14/2005	3	3,384	2,256	$20.900	9/14/2015
	10/2/2006	5	11,823	11,823	$18.710	10/2/2013
	1/7/2008	5		34,690	$19.480	1/7/2015
Steven Zaccagnini	9/9/2002	4	10,000	30,000	$16.825	9/9/2012	10/2/2006	6	2,845	$46,459
	1/23/2003	3	27,020	0	$15.160	1/23/2013	10/2/2006	8			11,379	$185,819
	1/23/2003	3	32,980	0	$15.160	1/23/2013	1/7/2008	6	5,829	$95,188
	6/14/2005	4	100,000	0	$18.300	6/14/2015	1/8/2008	9			11,920	$194,654
	10/2/2006	5	10,509	10,510	$18.710	10/2/2013
	1/7/2008	5	0	25,592	$19.480	1/7/2015
Sarah McConnell	9/10/2007	5	2,976	8,928	$20.190	9/10/2014	9/10/2007	6	2,912	$47,553
							9/10/2007	10			5,826	$95,139
	1/7/2008	5	0	5,733	$19.480	1/7/2015	1/7/2008	6	1,305	$21,311
							1/8/2008	9			2,670	$43,601

(1)	At October 31, 2008, Mr. Sundby had no outstanding equity awards.

(2)	Age-vested options. The options become exercisable with respect to 50% of the underlying shares on the optionee’s 61st birthday, and 50% on the optionee’s 64th birthday if still employed. Vested options expire one year after termination of employment. Mr. Slipsager will reach his 61st birthday on January 12, 2016 and his 64th birthday on January 12, 2019. Mr. McClure will reach his 61st birthday on February 14, 2018 and his 64th birthday on February 14, 2021. Mr. Sundby’s options were cancelled upon his resignation on December 31, 2007.

(3)	Options become exercisable with respect to 20% of the underlying shares on the anniversary of the grant date for five succeeding years.

(4)	Price-vested options. The options provide that if ABM common stock closes at a designated price for ten days during a period of 30 consecutive trading days within the first four years after grant, the options will become exercisable following the tenth day. However, if options do not become exercisable during the first four years after grant, then they become exercisable if employment continues on the eighth anniversary of the grant date.

(5)	Options become exercisable with respect to 25% of the underlying shares on each anniversary date of the grant for four succeeding years.

(6)	Service Units. Fifty percent of the Service Units vest on the second anniversary of the grant date and the remainder vest on the fourth anniversary of the grant date. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Service Units, subject to the same terms and conditions as the underlying Service Units. The number of Service Units shown includes the dividend equivalents through October 31, 2008.

(7)	Performance Shares. On March 13, 2007, Mr. Slipsager was granted 14,504 Performance Shares under the 2006 Equity Incentive Plan. The performance period is a three-year period (fiscal years 2007, 2008 and 2009). When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the threshold number of Performance Shares plus dividend equivalents through October 31, 2008.

(8)	Performance Shares. On October 2, 2006, Messrs. McClure and Zaccagnini were granted Performance Shares under the 2006 Equity Incentive Plan. Mr. McClure was granted 12,271 Performance Shares and Mr. Zaccagnini was granted 10,908 Performance Shares. The performance period was based on a two-year period (fiscal years 2007 and 2008). As described in Fiscal Year 2008 Equity Incentives, an 80% award level was achieved with respect to these Performance Shares.

(9)	Performance Shares. On January 8, 2008, Messrs. Slipsager, McClure, Zaccagnini, Lusk, and Ms. McConnell were granted Performance Shares under the 2006 Equity Incentive Plan. Mr. Slipsager was granted 26,246 Performance Shares, Mr. McClure was granted 15,879 Performance Shares, Mr. Zaccagnini was granted 11,714 Performance Shares, Mr. Lusk was granted 11,714 Performance, and Ms. McConnell was granted 2,624 Performance Shares. The performance period is a three-year period (fiscal years 2008, 2009 and 2010). If ABM achieves its three-year average revenue target and three-year average profit margin target for the performance period, 80% of the Performance Shares will vest following completion of fiscal year 2010. If ABM exceeds its financial targets, up to 100% of the Performance Shares will vest. If ABM does not meet its financial targets, a smaller percentage of the Performance Shares will vest (with a threshold of 80% of the shares vesting), and no Performance Shares will vest if the three-year average revenue is less than $3.7 billion or the two-year average profit margin is less than 2.25%. Vesting criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the target number of Performance Shares plus dividend equivalents through October 31, 2008.

(10)	Performance Shares. On March 19, 2007, James Lusk was granted 9,615 Performance Shares under the 2006 Equity Incentive Plan. On September 10, 2007, Ms. McConnell was granted 5,695 Performance Shares under the 2006 Equity Incentive Plan. The performance period is a two-year period (fiscal years 2008 and 2009). If ABM achieves its two-year average revenue target and two-year average profit margin target for the performance period, 50% of the Performance Shares will vest following completion of fiscal year 2009. If ABM exceeds its financial targets, up to 100% of the Performance Shares will vest at that time. If ABM does not meet its financial targets, a smaller percentage of the Performance Shares will vest (with a threshold of 50% of the shares vesting), and no Performance Shares will vest if the two-year average revenue is less than $2.8 billion or the two-year average profit margin is less than 2.25%. Vesting criteria are subject to adjustment by the Compensation Committee for events such as acquisitions and divestitures. When cash dividends are paid on ABM common stock, dividend equivalents are credited which are converted into additional Performance Shares, subject to the same terms and conditions as the underlying Performance Shares. The number of Performance Shares shown represents the target number of Performance Shares plus dividend equivalents through October 31, 2008.

(11)	Determined based on $16.33, the closing price of ABM common stock on October 31, 2008, the end of the last completed fiscal year.

The following table shows the amounts received upon exercise of stock options and vesting in fiscal year 2008 of shares previously awarded.

Option Exercises and Stock Vested in Fiscal Year 2008

	Option Awards		Stock Awards
			Number of	Value
	Number of Shares		Shares	Realized
	Acquired on	Value Realized on	Acquired on	on Vesting
Named Executive Officer	Exercise	Exercise $(1)	Vesting	($)

Henrik Slipsager	77,658	$181,615	0	$0
James Lusk	0	0	0	0
George Sundby	0	0	0	0
James McClure	93,848	283,186	3,200	66,432
Steven Zaccagnini	0	0	2,844	59,041
Sarah McConnell	0	0	0	0

(1)	Amount consists of difference between the closing price of ABM common stock on the date of exercise and the exercise price of the option multiplied by the number of shares acquired on exercise.

Pension and Deferred Compensation Benefits

The following tables and accompanying narrative describe benefits to the NEOs under the SAB, SERP and the Employee Deferred Compensation Plan.

	Pension Benefits
			Number of	Present Value of
			Years of	Accumulated	Payment During
Named Executive Officer	Plan Name		Credited Service	Benefit(3)	Last Fiscal Year

Henrik Slipsager	SAB	(1)	5	$34,327	$—
	SERP	(2)	10	311,856	—
James Lusk	n/a
George Sundby	SERP	(2)	7	34,319	—
James McClure	SAB	(1)	12	82,115	—
	SERP	(2)	10	68,096	—
Steven Zaccagnini	SERP	(2)	7	23,917	—
Sarah McConnell	n/a

(1)	SAB, an unfunded service award benefit plan, is a “severance pay plan” as defined in the Employee Retirement Income Security Act (“ERISA”) and covers certain qualified employees. The plan provides participants, upon termination, with a minimum of seven days of pay for each year of employment between November 1989 and January 2002, payable in a lump sum. The amount of the payment is based on the final average W-2 compensation, up to a maximum of $175,000, received by the participant during his or her last three full years of full-time employment with ABM. The amount of payment under the plan, together with any other severance paid to the employee, cannot exceed two times the compensation received by the employee in the twelve-month period preceding termination of employment. If the employee is terminated for cause, the employee forfeits any benefits payable under the plan. At the end of fiscal year 2008, 109 active employees were eligible to receive benefits under the plan.

(2)	Individuals noted participate in the SERP, or unfunded retirement plan. Vesting in the SERP occurs after ten years of eligible service. The retirement arrangements provide for monthly benefits for ten years commencing on the respective retirement dates of those executives or age 65, whichever is later. The benefits are vested pro rata during a ten-year vesting period, which began with the participant being named an officer of ABM or a subsidiary. Messrs. Slipsager and McClure are fully vested in the SERP. Effective December 31, 2002, this plan was amended to preclude new participants. When fully vested, the current SERP benefits provide the following for participating NEOs:

SERP Participant	Aggregate Payments

Mr. Slipsager	$1,000,000
Mr. McClure	$250,000
Mr. Zaccagnini	$150,000

These benefits will be paid out 1/120 per month after the later to occur of (1) the executive’s 65th birthday or (2) the executive’s retirement. Mr. Sundby’s resignation occurred prior to full vesting. He will receive monthly benefits of $822.91 for ten years commencing at age 65. He is currently 57 years old.

(3)	The material assumptions used to calculate the net present value are included in Note 6, “Employee Benefit and Incentive Plans” in the Notes to Consolidated Financial Statements included in ABM’s Annual Report on Form 10-K/A for the year ended October 31, 2008, except for the assumed retirement age under the SAB plan which is age 62, the age at which an individual is eligible for full benefits under the plan.

The following table shows contributions in fiscal year 2008 by the Company and the NEOs to ABM’s Employee Deferred Compensation Plan.

Nonqualified Deferred Compensation in Fiscal Year 2008

	Executive	ABM		Aggregate
	Contributions in	Contributions in	Aggregate Earnings	Withdrawals/	Aggregate Balance
Named Executive Officer	Last Fiscal Year ($)	Last Fiscal Year ($)	in Last Fiscal Year ($)(1)	Distributions ($)	at Last Fiscal Year ($)

Henrik Slipsager	227,167	—	11,938	—	342,668
James Lusk	—	—	—	—	—
George Sundby	—	—	—	—	—
James McClure	98,915	—	2,264	—	101,180
Steven Zaccagnini	—	—	4,365	—	88,814
Sarah McConnell	—	—	—	—	—

(1)	The interest rate under the plan in fiscal year 2008 averaged 5.09%.

ABM’s Employee Deferred Compensation Plan is an unfunded deferred compensation plan available to the NEOs and other employees whose annualized base salary exceeds $130,000. The Employee Deferred Compensation Plan allows participants to make pre-tax contribution from 1% to 20% of their compensation, including base pay and bonuses. Elections to defer base salary must be made no later than December 31 of the year preceding the year in which deferral begins. Elections to defer performance-based bonuses must be made no later than six months prior to the end of the applicable performance period. Executives receive distributions from the Employee Deferred Compensation Plan following termination of employment and may elect to receive these distributions in a single lump sum, four annual installments, or ten annual installments, based on earlier elections made in accordance with the plan provisions. In addition, if, upon termination, a participant wants to change his or her distribution, the change cannot be effective for at least twelve months and the date of payment must be at least five years after the previously scheduled date of distribution. The Employee Deferred Compensation Plan also permits hardship distributions. Deferred amounts earn interest equal to the prime interest rate on the last day of the calendar quarter up to 6%. If the prime rate exceeds 6%, the interest rate is equal to 6% plus one-half of the excess prime rate over 6%. Effective April 1, 2007, ABM amended the Employee Deferred Compensation Plan to cap interest at 120% of the long term applicable federal rate, compounded quarterly.

Certain executives may also elect to defer receipt of RSUs. Elections to defer receipt of RSUs must be made no later than December 31 of the year preceding the year any RSUs may be granted. The plan allows participants to defer up to 100% of their RSUs, and receive distributions in a lump sum, four annual installments, or ten annual installments, based on earlier elections made in accordance with plan provisions.

Potential Benefits on Termination

The following tables and accompanying narrative contain information with respect to potential payments to our NEOs (other than Mr. Sundby) upon certain terminations of employment after a change of control, resignation or retirement, termination for cause, termination without cause, and death and disability, assuming the termination occurred on October 31, 2008. No cash payments to the NEOs are triggered by a change in control alone. As Mr. Sundby resigned from the Company on December 31, 2007, no amounts would have been due him with respect to a termination of his employment on October 31, 2008. Amounts relating to Mr. Sundby’s resignation of employment are set forth in the Summary Compensation Table and described in the footnotes to the table.

The following table estimates potential payments for each NEO if there had been a change in control and either the executive had been terminated involuntarily or the executive had terminated employment for “good reason” effective October 31, 2008.

Potential Payments Upon Certain Terminations of Employment
Following A Change In Control on October 31, 2008

					Nonqualified	Present
				Equity Grants	Deferred	Value of
	Unpaid		Health and	Vesting as a	Compensation	Accumulated
	Bonus	Severance	ERISA Welfare	Result of	Aggregate	Pension
Named Executive Officer	for 2008(1)	Compensation(2)	Benefits (3)	CIC(4)	Balance	Benefit(5)	Total(6)

Henrik Slipsager	$1,040,000	$4,590,000	$100,000	$794,663	$342,668	$346,183	$7,213,514
James Lusk	267,656	1,347,570	22,043	407,042	0	0	2,044,311
James McClure	449,708	1,925,000	22,043	397,766	101,179	150,211	3,045,907
Steven Zaccagnini	310,285	1,347,570	23,198	368,990	88,814	23,917	2,162,774
Sarah McConnell	148,172	952,000	12,263	171,416	0	0	1,283,851

(1)	Amount is actual annual bonus for fiscal year 2008.

(2)	Multiple of the sum of base salary and target bonus for the year in which the change in control occurs.

(3)	For Mr. Slipsager, amount is based on terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)	Value is based on October 31, 2008, closing price of $16.33. Amounts include options vested on October 31, 2008.

(5)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)	Amounts do not include potential accrued but unused vacation and any unpaid base salary for employment through termination date. Amounts shown are subject to reduction, as described below.

The change in control agreements with the NEOs provide that if a change in control occurs during the term of the agreement, the executive will receive the stated benefits upon involuntary termination (other than for cause) or resignation for good reason. A “change in control” of the Company for the NEOs occurs in any of the following scenarios:

•	Any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (i) is or becomes the beneficial owner of more than 35% of the combined voting power of the stock of the Company or succeeds in having nominees as directors elected in an election contest and (ii) within 18 months after either such event, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors.

•	A majority of the Board of Directors ceases to be comprised of incumbent directors.

•	A merger or similar business combination.

•	A sale of substantially all of the Company’s assets.

•	A liquidation of the Company.

The stated benefits for the NEO under the change in control agreements consist of:

•	Lump sum payment equal to three times the sum of base salary and target bonus for Mr. Slipsager, and two times the sum of base salary and target bonus for other NEOs.

•	Continuation of all health benefits or reasonably equivalent benefits for 18 months following the date of termination.

•	Lump sum payment of any unpaid incentive compensation that was earned, accrued, allocated or awarded for a performance period that ended prior to the termination date. In addition, any annual bonus or long-term incentive pay earned, accrued, allocated or awarded with respect to service for the performance period in which the termination takes place will also be paid in a lump sum.

Any payments under the change in control agreements will be reduced to the extent that the NEO receives payments under his or her employment agreement with ABM following a termination of employment.

Payments and benefits under the change in control agreements (as well as under all other agreements or plans covering the NEOs) are subject to reduction in order to avoid the application of the excise tax on “excess parachute payments”, but only if the reduction would increase the net after-tax amount received by the named executive officer (the “modified cap”) with one exception. The exception is that any reduction may be made to the extent the NEO would be entitled to receive, on a net-after tax basis, at least 90% of the severance payment he or she would otherwise be entitled to under the change in control agreement. The Compensation Committee amended all outstanding stock option agreements, including those with the NEOs, to include the modified cap. The Compensation Committee also amended the forms of stock option agreements for future stock option grants to include the modified cap with the 90 percent severance payment reduction exception. In consideration for the protection afforded by the change in control agreements, the NEOs agreed to certain noncompetition provisions.

Equity grants prior to fiscal year 2006 held by the NEOs vest upon a change of control as defined in the applicable plan but include the modified cap. Equity grants after fiscal year 2006 vest monthly pro rata (based on number of months of service over the vesting period) if the change in control occurs less than one year after the grant and will fully vest thereafter subject to the modified cap.

An NEO who participates in SERP and/or SAB whose employment is terminated or who resigns following a change of control is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits,” above.

The following table estimates potential payments for each NEO if the NEO had retired or resigned from employment with ABM effective October 31, 2008.

Potential Payments Upon Resignation or Retirement on October 31, 2008

		Equity-Based	Nonqualified	Present
	Unpaid	Grants that	Deferred	Value of
	Annual	Vest upon	Compensation	Accumulated
	Bonus for	Retirement or	Aggregate	Pension
Named Executive Officer	2008(1)	Resignation(2)	Balance	Benefit(3)	Total(4)

Henrik Slipsager	$1,040,000	$114,600	$342,668	$346,183	$1,843,451
James Lusk	267,656	0	0	0	267,656
James McClure	449,708	46,312	101,179	150,211	747,410
Steven Zaccagnini	310,285	70,200	88,814	23,917	493,216
Sarah McConnell	148,172	0	0	0	148,172

(1)	Amount is actual bonus for fiscal year 2008. No bonus is payable in the event of resignation of employment.

(2)	Value is based on October 31, 2008, closing price of $16.33. Amounts shown only reflect vesting upon retirement as unvested equity does not vest upon resignation of employment.

(3)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(4)	Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in SERP and/or SAB who retires or resigns is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above. Performance Shares, Service Units, and stock option grants under the 2006 Equity Incentive Plan do not vest upon voluntary termination of employment other than retirement and vest monthly pro rata (based on number of months of service over the vesting period) in the event of retirement. Stock Option grants prior to the 2006 Equity Incentive Plan are cancelled to the extent not vested upon such a termination of employment.

The following table estimates potential payments for each NEO if the NEO’s employment with ABM had been terminated with cause effective October 31, 2008.

Potential Payments Upon Termination With Cause on October 31, 2008

	Nonqualified
	Deferred	Present
	Compensation	Value of Accumulated
Named Executive Officer	Aggregate Balance	Pension Benefit(1)	Total(2)

Henrik Slipsager	$342,668	$346,183	$688,851
James Lusk	0	0	0
James McClure	101,179	150,211	251,390
Steven Zaccagnini	88,814	23,917	112,731
Sarah McConnell	0	0	0

(1)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(2)	Amounts do not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in the SERP and/or SAB who is terminated for cause is entitled to receive SERP payments (with payments beginning at age 65) and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above. An NEO terminated for cause is not eligible to receive a bonus. As defined in each NEO’s employment agreement, “cause” means the occurrence of one of the following: (i) serious misconduct, dishonesty, disloyalty, or insubordination; (ii) the NEO’s conviction (or entry of a plea bargain admitting criminal guilt) of any felony or a misdemeanor involving moral turpitude; (iii) drug or alcohol abuse that has a material or potentially material effect on the Company’s reputation and/or on the performance of NEO’s duties and responsibilities under this Agreement; (iv) failure to substantially perform NEO’s duties and responsibilities under this Agreement for reasons other than death or disability; (v) repeated inattention to duty for reasons other than death or disability; and (vi) any other material breach by the NEO of his or her employment agreement.

Under the 2006 Equity Incentive Plan, vested and unvested stock option awards and unvested Performance Shares and Service Units are cancelled and forfeited upon termination for cause as defined in the 2006 Equity Incentive Plan, and the Company may recover Performance Shares or Service Units settled in ABM stock during the preceding 12 months and the net shares or proceeds from the sale of any shares acquired through exercise of stock options during that period. In addition, if the NEO violates post-employment restrictions during the 24 months following termination such that the behavior constitutes cause as defined in the 2006 Equity Incentive Plan, the Company may make a similar recovery of Performance Shares, Service Units, shares obtained upon exercise of stock options or the proceeds of any sale of such shares. All outstanding unvested stock options granted prior to adoption of the 2006 Equity Incentive Plan are cancelled upon termination for cause.

The following table estimates potential payments for each NEO if the NEO’s employment with ABM were to be terminated without cause effective October 31, 2008.

Potential Payments Upon Termination Without Cause on October 31, 2008

				Equity	Nonqualified	Present
			Company	Grants	Deferred	Value of
	Unpaid		Portion of	Vesting as a	Compensation	Accumulated
	Bonus for	Severance	Medical	Result of	Aggregate	Pension
Named Executive Officer	2008(1)	Payment(2)	Benefit(3)	Termination(4)	Balance	Benefit(5)	Total(6)

Henrik Slipsager	$1,040,000	$3,060,000	$100,000	$0	$342,668	$346,183	$4,888,851
James Lusk	267,656	1,010,678	22,043	0	—	0	1,300,377
James McClure	449,708	1,443,750	22,043	0	101,179	150,211	2,166,891
Steven Zaccagnini	310,285	1,010,678	23,198	0	88,814	23,917	1,456,892
Sarah McConnell	148,172	476,000	12,263	0	—	0	636,435

(1)	Amount is actual bonus for fiscal year 2008.

(2)	Amount is payable under the CEO Employment Agreement, in the case of the CEO, or the Executive Severance Pay Policy, in the case of the other NEOs.

(3)	For Mr. Slipsager, amount is based on terms of his employment agreement which provides that the Company will pay him $10,000 per year for ten years to be used towards the purchase of health insurance. For each of the other NEOs, amount shown is estimated cost for health and welfare benefits for an 18-month period.

(4)	None of ABM’s equity plans provide for vesting upon termination without cause other than in a change in control. (See table “Potential Payments Upon Certain Terminations of Employment Following a Change in Control on October 31, 2008”).

(5)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

(6)	Amount does not include accrued but unused vacation pay and any unpaid base salary for employment through termination date.

An NEO who participates in SERP and/or SAB whose employment is terminated without cause is entitled to receive SERP payments (with payments beginning at age 65), and a lump sum SAB payment. NEOs who have elected to defer compensation receive the aggregate balance in the NEO’s deferred compensation account. See “Pension and Deferred Compensation Benefits” above.

The Company has adopted a severance program for senior executives of ABM. Prior to adopting the program, the Compensation Committee conducted a review of executive severance policies provided by the Peer Group and general industry practices and discussed executive severance practices with the Compensation Committee’s independent compensation consultant. An executive’s participation in the program is contingent upon the executive’s entering into a new form of employment agreement, which contains post-employment non-competition as well as non-solicitation provisions. The program adopted by ABM will apply to certain senior executives who may be terminated without “cause,” as cause is defined in the employment agreement between the executive and ABM, and calls for payments that vary depending upon the position and tenure of the individual. Under provisions of this program, Messrs. Lusk, McClure and Zaccagnini are eligible for payments of 18 months base salary and target bonus, as well as payment of ABM’s portion of medical benefits for employees for the 18-month period, and up to 18 months outplacement services. Ms. McConnell is eligible for payments of 12 months base salary and target bonus. Although Mr. Slipsager does not participate in the severance program, he will receive severance payment if he is terminated without cause under his employment agreement. The Committee expects that the severance program will provide consistency in the treatment of officers who are at similar levels in the organization, will protect ABM by requiring a release and post-employment and non-competition restrictions as a condition of severance payments, will help retain officers during periods of organizational change and will help in recruiting new officers.

The following table estimates potential payments for each NEO if the NEO had been terminated due to death on October 31, 2008.

Potential Payments Upon Death on October 31, 2008

			Equity	Nonqualified	Present
			Grants	Deferred	Value of
	Unpaid		Vesting as a	Compensation	Accumulated
	Bonus for	Life	Result of	Aggregate	Pension
Named Executive Officer	2008(1)	Insurance(2)	Death(3)	Balance	Benefit(4)	Total

Henrik Slipsager	$1,040,000	$750,000	$347,736	$342,668	$346,183	$2,826,587
James Lusk	267,656	750,000	176,985	0	0	1,194,641
James McClure	449,708	750,000	103,490	101,179	150,211	1,554,588
Steven Zaccagnini	310,285	750,000	112,380	88,814	23,917	1,285,396
Sarah McConnell	148,172	680,000	59,996	0	0	888,168

(1)	Amount is actual bonus for fiscal year 2008.

(2)	Amount of life insurance is two times annual salary, up to a maximum of $750,000.

(3)	Value is based on October 31, 2008, closing price of $16.33. Amount reflects the vesting of equity grants related to death on October 31, 2008, and includes exercisable stock options on that date.

(4)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

The estate of a participating NEO is entitled to receive SERP payments (with payments beginning at the age the NEO would have become 65), a lump sum SAB payment, and the aggregate balance in the NEO’s deferred compensation account payable in a lump sum. See “Pension and Deferred Compensation Benefits” above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, McClure, Zaccagnini and Lusk and $680,000 for Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Equity grants under the 2006 Equity Incentive Plan vest monthly pro rata (based on number of months of service over the vesting period) in the event of death.

The following table estimates potential payments for each NEO if the NEO had been terminated due to disability on October 31, 2008.

Potential Payments Upon Disability on October 31, 2008

			Nonqualified	Present
		Equity Grants	Deferred	Value of
		Vesting as a	Compensation	Accumulated
	Unpaid Bonus	Result of	Aggregate	Pension
Named Executive Officer	for 2008(1)	Disability(2)	Balance	Benefit(3)	Total

Henrik Slipsager	$1,040,000	$347,736	$342,668	$346,183	$2,076,587
James Lusk	267,656	176,985	0	0	444,641
James McClure	449,708	103,490	101,179	150,211	804,588
Steven Zaccagnini	310,285	112,380	88,814	23,917	535,396
Sarah McConnell	148,172	59,996	0	0	208,168

(1)	Amount is actual bonus for fiscal year 2008.

(2)	Value is based on October 31, 2008, closing price of $16.33. Amount reflects the vesting of equity grants related to disability on October 31, 2008, and includes exercisable stock options on that date.

(3)	Amounts include present value of SERP and/or SAB balances for those NEOs who participate in the SERP and/or SAB.

A participating NEO who is disabled is entitled to receive SERP payments (with payments beginning at the age the NEO would have become 65), a lump sum SAB payment, and the aggregate balance in the NEO’s deferred compensation account payable in a lump sum. See “Pension and Deferred Compensation Benefits” above.

ABM also provides accidental death and dismemberment insurance for each of the NEOs (with coverage of $750,000 for each of Messrs. Slipsager, McClure, Zaccagnini and Lusk and $680,000 for Ms. McConnell) as well as $150,000 business travel accident insurance coverage.

Director Compensation for Fiscal Year 2008

The following table shows fiscal year 2008 compensation for ABM’s non-employee directors. Messrs. Horngren and Mandles served as directors during part of fiscal year 2008. Mr. Mandles resigned from the Board on February 7, 2008 and Mr. Horngren retired from the Board on March 4, 2008. Mr. Bane joined the Board of Directors on September 26, 2008.

Non-Employee Director Compensation for Fiscal Year 2008

					Pension Value
					and
				Non–Equity	Change in
	Fees Earned	Stock(2)	Option(3)	Incentive	Deferred	Other
	or Paid in Cash(1)	Awards	Awards	Compensation	Compensation(4)	Compensation		Total

Dan T. Bane	$7,889	$1,006	$0	$0	$0	$—		$8,895
Linda Chavez	$98,000	$38,880	$32,078	$0	$0	$—		$168,958
Anthony G. Fernandes	$96,000	$36,759	$0	$0	$0	$—		$132,759
Luke S. Helms	$104,500	$38,880	$29,580	$0	$0	$—		$172,960
Maryellen Herringer	$117,000	$38,880	$29,580	$0	$0	$—		$185,460
Charles T. Horngren	$40,917	$7,776	$29,580	$0	$0	$100,000	(5)	178,273
Henry L. Kotkins, Jr.	$90,500	$38,880	$29,580	$0	$0	$—		$158,960
Martinn H. Mandles	$19,333	$7,128	$11,187	$0	$0	$—		37,648
Theodore T. Rosenberg	$62,000	$38,880	$29,580	$0	$0	$—		$130,460
William W. Steele	$93,000	$38,880	$29,580	$0	$0	$—		$161,460

(1)	Amount includes retainers, Board and Committee meeting fees, and retainers paid to the Chairman of the Board and to Committee Chairs. Amounts relating to Messrs. Bane, Horngren and Mandles also reflect certain pro-rations relating to service as a director for less than the full fiscal year.

(2)	Amount represents amounts recognized for financial statement purposes in fiscal year 2008 for RSUs granted in fiscal year 2008 and prior years in accordance with SFAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. Refer to Note 10, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008, for the relevant assumptions used to determine the compensation expense of such awards. The grant for 2008 for each director other than Mr. Bane was 3,231 RSUs, which was calculated by dividing $70,000, by $21.66, which was the fair market value of ABM common stock on the grant date, March 4, 2008. As a new non-employee director, Mr. Bane received his initial grant of RSUs on October 1, 2008. He received a prorated grant of 1,357 RSUs, which was calculated by dividing $29,167, by $21.49, which was the fair market value of ABM common stock on the grant date, October 1, 2008. Messrs. Horngren and Mandles did not receive grants in 2008. As of October 31, 2008, the aggregate number of RSUs held by each current director was: Mr. Bane 1,357; Ms. Chavez 5,052; Mr. Fernandes 4,796; Mr. Helms 5,052; Ms. Herringer 5,052; Mr. Kotkins 15,506; Mr. Rosenberg 15,506; and Mr. Steele 11,324.

(3)	Amount represents amounts recognized for financial statement purposes in 2008 for stock options granted in 2006 and prior years in accordance with SFAS 123R, disregarding the estimate of forfeitures related to service-based vesting conditions. There were no stock option grants to directors in 2008. Refer to Note 10, “Share Based Compensation Plans” in the Notes to Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K/A for the year ended October 31, 2008, for the relevant assumptions used to determine the compensation expense of such awards. At October 31, 2008, the aggregate number of stock options held by each current director was: Mr. Bane 0, Ms. Chavez 51,000; Mr. Fernandes 0; Mr. Helms 76,000; Ms. Herringer 76,000; Mr. Kotkins 44,000; Mr. Rosenberg 48,000; and Mr. Steele 54,000.

(4)	Represents above-market interest earned in fiscal year 2008 on deferred compensation in accordance with the Director Deferred Compensation Plan.

(5)	Represents amount paid to Mr. Horngren, a director of the Company from 1973-2008, and long-time Chair of the Audit Committee, in recognition of his many years of service on the Board, outstanding leadership and contributions to the Company, and in connection with the expiration of certain stock options following his retirement from the Board on March 4, 2008.

Director Compensation Elements

ABM compensates directors through a combination of annual retainers, Board meeting fees and equity grants. In addition, a retainer is paid to the Chairman of the Board and to the Chairs of the various Board committees, and meeting fees are paid to members of the various Board committees.

In fiscal year 2008, non-employee directors received an annual retainer of $40,000, and meeting fees of $2,000 for Board and Audit Committee meetings and $1,500 for meetings of the Compensation Committee, Executive Committee and Governance Committee. In addition, the Chairman of the Board received an additional retainer of $40,000 per year; the Chair of the Audit Committee received an additional retainer of $15,000 per year; the Chair of the Compensation Committee received an additional retainer of $7,500 per year; and the Chairs of the Executive Committee and Governance Committee received additional retainers of $5,000 per year. ABM also reimburses its non-employee directors for their out-of-pocket expenses incurred in attending Board and committee meetings.

The Board of Directors has established an annual equity grant program for non-employee directors under the 2006 Equity Incentive Plan. ABM believes that equity-based grants will align the interests of shareholders and directors and lead to the accumulation of ABM common stock by directors. These grants are in part designed to help non-employee directors attain their targeted ownership under the Director Stock Ownership and Retention Guidelines, discussed below. In the annual equity grant program, on the date of the annual meeting of shareholders each year, beginning with the 2007 annual meeting, each of the non-employee directors receives a grant of restricted stock units (“Director RSUs”) with a value of $70,000, calculated by dividing $70,000 by the closing price of ABM common stock on the date of the grant. The grant for 2008 for each director other than Mr. Bane was 3,231 Director RSUs, which was calculated by dividing $70,000 by $21.66, which was the fair market value of ABM common stock on March 4, 2008, the date of grant. As a new non-employee director at ABM, Mr. Bane received his initial grant of Director RSUs in October 2008. He received a grant of 1,357 Director RSUs, with a pro rata value of $21,167, based on $21.49, the closing price of the common stock on the grant date, October 1, 2008.

The Director RSUs vest in pro rata amounts over a three-year period on the date of the Company’s Annual Meeting of Shareholders. The Director RSUs are credited with dividend equivalents that are converted to Director RSUs on the same terms and conditions as the underlying Director RSUs. The Director RSUs will be settled in shares of common stock upon the date of vesting.

Director Stock Ownership and Retention Guidelines

The Board of Directors believes that directors more effectively represent ABM’s shareholders, whose interests they are charged with protecting, if they are shareholders themselves. Accordingly, in 2006 the Board of Directors adopted the ABM Director Stock Ownership and Retention Guidelines and established the target ownership for a director as ABM shares with a fair market value of three times the then current annual retainer for directors. The Governance Committee will periodically assess the guidelines and directors’ ownership relative to these guidelines and make recommendations as appropriate. The Board believes that the payment of a significant portion of director compensation in the form of RSUs will facilitate directors in building their ownership of ABM common stock. In addition, to further directors’ compliance with the stock ownership guidelines, the Board has established holding period requirements for directors receiving equity compensation awards under the 2006 Equity Incentive Plan. Directors who are not at their targeted stock ownership level must hold 50% of any net shares realized until they reach their target. “Net shares realized” means unrestricted shares acquired by a director under the 2006 Equity Incentive Plan net of any shares sold to pay the exercise price (if any) and an amount equal to the taxes that would have been withheld by ABM were the director an employee. In addition, until the target is met, a director must defer receipt of 25% of restricted stock grants with settlement to occur in stock beginning six months after retirement from the Board.

Director Deferred Compensation Plan

Non-employee directors are eligible to participate in the ABM Deferred Compensation Plan For Non-Employee Directors (“Director Deferred Compensation Plan”). Effective January 1, 2009, plan participants may elect to defer receipt of all or any portion of their annual cash retainers and meeting fees until they cease to be members of the Board. The amounts held in each director’s account are credited with interest quarterly at a rate based on the prime interest rate published in The Wall Street Journal on the last business day coinciding with or next preceding the valuation date. Any prime rate up to 6% will be considered in full and 1/2 of any prime rate over 6% will be considered; provided, however, after October 1, 2008, the interest rate will not exceed 120% of the long-term applicable federal rate (compounded quarterly) as published by the Internal Revenue Service. In addition, effective with the Annual Meeting in 2009, directors may defer the receipt of Director RSUs in the Deferred Compensation Plan. When a director ceases to be a member of the Board, the amount attributable to RSUs held in the individual’s Deferred Compensation Plan account will be settled in ABM common stock and distributed to the director.

Other Arrangements.  ABM has entered into indemnification agreements with its directors. These agreements, among other things, require ABM to indemnify its directors against certain liabilities that may arise in connection with their services as directors to the fullest extent provided by Delaware law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Policy for the Review, Approval or Ratification of Transactions with Related Persons

The Board of Directors has adopted a written policy for review of transactions involving more than $120,000 in any fiscal year in which ABM or its subsidiaries is a participant and in which any director, executive officer, holder of more than 5% of the outstanding shares of ABM common stock or any immediate family member of any of these persons has a direct or indirect material interest. Such transactions may include employment or consulting relationships with a related person or contracts under which ABM receives goods or services from (or provides goods and services to) a related person or a company for which the related person is an employee or otherwise affiliated. Directors and executive officers are required to inform ABM of any such transaction promptly after they become aware of it, and ABM also collects information from directors and executive officers about their affiliations and the affiliations of their family members. The policy does not require review of the following transactions:

•	the compensation of executive officers and directors approved in accordance with ABM corporate governance principles and the Compensation Committee charter;

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest is as a director of the entity;

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest arises from direct or indirect ownership, together with any other related parties, of less than 10% equity interest in such entity (other than partnerships);

•	transactions with entities where the director, executive officer, more than 5% shareholder or immediate family member’s sole interest arises from such person’s position as a limited party in a partnership in which the person and all other related parties have an interest of less than 10%, and the person is not a general partner and does not hold another position in the partnership; and

•	transactions in which all security holders receive proportional benefits.

Generally, transactions that are determined by ABM’s General Counsel to be covered by the policy are subject to a determination of materiality by the Board and, if so determined to be material to the related party, must be approved or ratified by the Board. The Board approves or ratifies a transaction if it determines, in its business judgment based on the available information, that the transaction is fair and reasonable to ABM and consistent with the best interests of ABM.

Transactions with Related Persons

The General Counsel informed the Board, based on a review of potential transactions with related persons, that there were no transactions involving related persons requiring review by the Board in fiscal year 2008 under the terms of the Related Party Transactions Policy other than a transaction with an executive officer, described below, relating to such person’s relocation to New York City.

The Company has engaged an independent relocation company (the “provider”) to provide certain relocation and related services for eligible employees. The relocation benefits vary based on the level of the employee. For executive officers, the Company’s relocation program may include a guaranteed purchase offer provision for the employee’s pre-move residence under which the provider offers to purchase the employee’s residence at a price based on independent appraisals of the property or the price offered by a third-party buyer.

Pursuant to such an arrangement, the provider purchased Ms. McConnell’s former residence at a purchase price offered by a third-party buyer. The provider paid Ms. McConnell the purchase price and assumed all expenses associated with ownership of the property. The Company reimbursed the provider for all expenses, together with the fees and interest paid to the provider in connection with this arrangement. For additional information about the operation of the Company relocation program for Ms. McConnell, see footnote 5 to the Summary Compensation Table.

Related party transactions not requiring review included certain pre-existing arrangements involving former officers of ABM, which had been reviewed and approved previously by the Board of Directors and which are discussed below.

Mr. Steele is a current director. He retired as an officer and employee of ABM in October 2000. Pursuant to his previous employment contract, ABM is paying retirement benefits of $8,333 per month to Mr. Steele for a ten-year period ending June 2011. ABM also contributes $901 per month for medical and dental insurance for Mr. Steele and his spouse (until each is age 75) and provides him with $150,000 in life insurance coverage for the remainder of his life. In addition, under the terms of the previous employment contract, ABM pays certain club dues for Mr. Steele, which in 2008 amounted to $3,300.

Mr. Mandles was a director until February 7, 2008. He retired as an officer and employee on November 1, 2004. Pursuant to his previous employment contracts, ABM is paying retirement benefits of $4,167 per month to Mr. Mandles for a ten-year period ending October 2015. Mr. Mandles also receives $150,000 in life insurance for the remainder of his life in accordance with the applicable ABM policy.

The late Sydney J. Rosenberg, brother of Theodore Rosenberg, retired as a director, officer and employee of ABM in December 1997. Pursuant to his previous employment contract, ABM made payments to Sydney J. Rosenberg, and after his death continued making payments to his estate, of $8,333 per month for a period of ten years ended November 2007. Under the same agreement, ABM also paid $6,000 per year to the widow of Sydney J. Rosenberg for the same ten-year period to assist with medical and dental expenses.

AUDIT RELATED MATTERS

Audit Committee Report

The Audit Committee reviews ABM’s financial reporting process on behalf of the Board and selects ABM’s independent registered public accounting firm. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal control over financial reporting. The independent registered public accounting firm retained by the Audit Committee is responsible for performing an independent audit of the consolidated financial statements and the effectiveness of internal control over financial reporting, and for reporting the results of their audit to the Audit Committee. The Audit Committee reviews and monitors these processes.

The Board adopted a written charter for the Audit Committee, which is reviewed annually and was most recently amended in January 2009. The Charter of the Audit Committee is available on ABM’s Web site under “Governance” at www.abm.com/ir. Within the framework of its Charter, the Audit Committee has met and held discussions with management and the independent registered public accounting firm regarding the fair and complete presentation of ABM’s results in its fiscal year 2008 consolidated financial statements. The Committee has reviewed and discussed the audited consolidated financial statements with management and the independent registered public accounting firm. The management of ABM has affirmed to the Audit Committee that ABM’s fiscal year 2008 audited consolidated financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee also discussed with ABM’s internal auditor and independent registered public accounting firm the overall scope and plans for their respective audits, their evaluation of ABM’s internal controls, and the overall quality of ABM’s financial reporting.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has also discussed with the independent registered public accounting firm such firm’s independence from management and ABM. The Audit Committee has discussed with the independent registered public accounting firm those matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, and Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. The Audit Committee has reviewed the services provided by ABM’s independent registered public accounting firm and has considered whether the provision of these services is compatible with maintaining the independence of the independent registered public accounting firm. The Committee has concluded that the independent registered public accounting firm is independent from ABM and its management.

Based on these reviews and discussions, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in ABM’s Annual Report on Form 10-K, as amended by Form 10-K/A, for the fiscal year ended October 31, 2008.

Audit Committee

Anthony G. Fernandes, Chair
Dan T. Bane
Luke S. Helms
William W. Steele

Principal Accounting Firm Fees and Services

The following table presents fees for professional services rendered by KPMG LLP for the audit of ABM’s consolidated financial statements for the fiscal years ended October 31, 2008 and 2007, and fees for other services rendered by KPMG LLP during those periods.

	2008	2007

Audit fees(1)	$6,905,100	$4,576,599
Audit related fees(2)	127,480	77,000
Tax fees	0	0
All other fees(3)	0	2,000

Total	$7,032,580	$4,655,599

(1)	Audit fees consisted of audit work performed for the independent integrated audit of ABM’s consolidated financial statements and internal control over financial reporting, and the reviews of the financial statements contained in ABM’s quarterly reports on Form 10-Q.

(2)	Audit-related fees consisted principally of audits of employee benefit plans and services in connection with certain filings with the Securities and Exchange Commission.

(3)	Other fees consisted of verifying certain salary information against payroll data.

The increase in audit fees in 2008 when compared to 2007 was primarily due the additional audit services associated with business combinations, systems conversions, and the relocation of the Company’s corporate offices during fiscal year 2008.

Policy on Pre-approval of Independent Registered Public Accounting Firm Services

The Audit Committee’s policy requires that the Audit Committee pre-approve audit and non-audit services performed by the independent registered public accounting firm. The Audit Committee may delegate its pre-approval authority to the Chairman of the Audit Committee or any other member of the Audit Committee. All of the services for which fees were disclosed in the table above were pre-approved under the Audit Committee’s pre-approval policy.

PROPOSAL 2 — RATIFICATION OF
INDEPENDENT REGISTERED
PUBLIC ACCOUNTING FIRM

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 2

The Audit Committee has selected KPMG LLP, a registered public accounting firm and ABM’s independent registered public accounting firm for fiscal year 2008, as ABM’s independent registered public accounting firm for the fiscal year ending October 31, 2009.

The Board is asking shareholders to ratify the selection of KPMG LLP as ABM’s independent registered public accounting firm for fiscal year 2009. Although current law, rules, and regulations as well as the Charter of the Audit Committee require that ABM’s independent registered public accounting firm be selected and supervised by the Audit Committee, the Board considers the selection of the independent registered public accounting firm to be an important matter of shareholder concern and is submitting the selection of KPMG LLP for ratification by shareholders as a matter of good corporate practice. In the event that this selection of the independent registered public accounting firm is not ratified by shareholders, the Audit Committee will review its future selection of independent registered public accounting firms. Representatives of KPMG LLP will be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

PROPOSAL 3 — APPROVE AMENDMENTS
TO THE 2006 EQUITY INCENTIVE PLAN

THE BOARD OF DIRECTORS RECOMMENDS
A VOTE IN FAVOR OF PROPOSAL 3

The Board of Directors approved the Company’s 2006 Equity Incentive Plan on January 10, 2006, and established the number of shares to be reserved for issuance under this plan on March 24, 2006. On May 2, 2006, the Company’s shareholders approved the 2006 Equity Incentive Plan. At the time it was approved by shareholders, the number of shares available for grant under the 2006 Equity Incentive Plan included the 2,500,000 shares approved in connection with the establishment of the 2006 Equity Incentive Plan and an additional 2,629,265 shares which were carried over from certain prior stock option plans of the Company. The Company has used a substantial portion of the current authorized share pool under the 2006 Equity Incentive Plan for existing awards. As a result of this, on January 13, 2009, the Board approved an amendment to the 2006 Equity Incentive Plan to increase the number of shares available for issuance thereunder by 2,750,000, subject to shareholder approval. After giving effect to grants previously made under the 2006 Equity Incentive Plan, the aggregate number of shares that would be available for issuance under the 2006 Equity Incentive Plan, assuming shareholder approval of the amendment to approve an additional 2,750,000 shares for issuance thereunder, would be approximately 3,000,000 shares as of the date of this Proxy Statement. This number does not include the effect of forfeitures, if any, of outstanding awards. The Board believes that this amendment is in the best interests of the Company and its shareholders and is consistent with the compensation philosophy of the Company described in this Proxy Statement.

The Board is asking shareholders to approve an amendment to the 2006 Equity Incentive Plan to increase the number of shares available for grant thereunder by 2,750,000 shares. This amount of 2,750,000 shares represents approximately 5.38% of the Company’s outstanding shares on the Record Date. The Board believes that the increased number of shares available for issuance under this plan represents a reasonable amount of potential additional equity dilution and allows the Company to continue awarding equity incentives, which are an important component of our compensation program as discussed under “Compensation Discussion and Analysis.” The Board expects that it will seek shareholder approval periodically in the future for additional shares to continue the program.

The Board is also asking shareholders to approve an amendment to the 2006 Equity Incentive Plan which would (i) amend Section 6 of the 2006 Equity Incentive Plan to provide that for any one share granted pursuant to a full value award, 2.12 fewer shares will be available for issuance in connection with future awards, and (ii) amend Section 5(b) of the 2006 Equity Incentive Plan to provide that for any one share granted to a participant pursuant to a full value award, 2.12 fewer shares may be made subject to an award to that participant in that calendar year. The Board believes that this ratio better reflects the current volatility of ABM shares.

In connection with the amendments for which we are seeking shareholder approval, we are also amending the 2006 Equity Incentive Plan to provide that dividend equivalent rights will not be credited in respect of any unearned performance share awards under the 2006 Equity Incentive Plan during the applicable performance period relating to any such performance share award.

The purpose of the 2006 Equity Incentive Plan is to provide stock-based compensation to employees and non-employee directors to promote close alignment among the interests of employees, directors and shareholders. If the shareholders approve proposed amendments to the 2006 Equity Incentive Plan, 2,750,000 additional shares will be available for grant under the 2006 Equity Incentive Plan. The 2006 Equity Incentive Plan is the Company’s only plan for providing future stock-based incentive compensation to employees and non-employee directors of the Company and its affiliates, and all future grants will be subject to its terms and conditions. The 2006 Equity Incentive Plan is an “omnibus” plan that provides for a variety of equity and equity-based award vehicles. The 2006 Equity Incentive Plan allows for the grant of stock options, stock appreciation rights, restricted stock, RSU awards, Performance Shares, and other share-based awards. Certain of the awards under the 2006 Equity Incentive Plan will qualify as “performance-based” compensation under Internal Revenue Code Section 162(m) (“Section 162(m)”).

With approval of the amendments to the 2006 Equity Incentive Plan, ABM intends to:

•	Motivate and reward long-term strategic management that results in profitable growth and sustained shareholder value creation.

•	Align employee and director interests with those of shareholders.

•	Reinforce a strong management team commitment to ABM’s long-term success.

•	Provide meaningful long-term incentive award opportunity as part of a competitive total compensation program that enables ABM to attract and retain its key employees.

•	Encourage stock ownership among executives and other key employees.

•	Manage costs effectively through program design and administration guidelines in terms of accounting, tax, cash flow and shareholder dilution.

•	Structure grants to be responsive to changes in the Company’s business environment and compensation objectives.

2006 Plan Summary

The summary description of the 2006 Equity Incentive Plan, as amended, below is qualified in its entirety by reference to the provisions of the 2006 Equity Incentive Plan itself, which is attached as Appendix A to this Proxy Statement.

2006 Equity Incentive Plan Basics

Eligible participants:	Employees and directors of the Company and its affiliates, including all of ABM’s executive officers and non-employee directors

Types of awards:	Incentive stock options Restricted stock awards Nonstatutory stock options RSUs Stock appreciation rights Performance shares Other share-based awards

Share reserve:	Subject to capitalization adjustments, 7,879,265 shares of common stock are reserved under the 2006 Equity Incentive Plan. This amount includes the 5,129,265 shares originally reserved under the 2006 Equity Incentive Plan approved by shareholders in May 2006, of which only approximately 250,000 shares remained available prior to the proposed amendments to the 2006 Equity Incentive Plan, and the 2,750,000 additional shares the Company is requesting shareholders to approve. If any outstanding option or stock appreciation right expires or is terminated or any restricted stock or other share-based award is forfeited, then the shares allocable to the unexercised or forfeited portion of the stock award may again be available for issuance under the 2006 Equity Incentive Plan.

Administration:	The Governance Committee will administer the 2006 Equity Incentive Plan with respect to non-employee directors. However, all awards to members of the Governance Committee must be approved by the Board. The Compensation Committee will administer the 2006 Equity Incentive Plan with respect to employees; provided, however, that the Board may delegate administration of the 2006 Equity Incentive Plan to an officer of the Company with respect to certain stock option or stock appreciation rights made under the 2006 Equity Incentive Plan to employees other than executive officers (who are subject to Section 16 of the Securities Exchange Act of 1934). The administrator determines who will receive stock awards and the terms and conditions of such awards. Subject to the conditions and limitations of the 2006 Equity Incentive Plan, the administrator may modify, extend or renew outstanding stock awards, but an option or stock appreciation right may not be modified, extended or renewed beyond its seven-year maximum term.

Limitations:	For any one share of common stock issued in connection with a restricted stock award, RSU award, performance share or other share-based award, 2.12 shares shall be deducted from the shares available for future grants.

Shares of common stock not issued or delivered as a result of the net exercise of a stock appreciation right or option, shares used to pay the withholding taxes related to a stock award, or shares repurchased on the open market with proceeds from the exercise of options shall not be returned to the reserve of shares available for issuance under the 2006 Equity Incentive Plan.

Subject to capitalization adjustments, the maximum aggregate number of shares or share equivalents that may be subject to stock awards to a single participant in any fiscal year is 1,000,000.

Term of the Plan:	The Board adopted the 2006 Equity Incentive Plan, as amended, on January 13, 2009. The 2006 Equity Incentive Plan, as amended, is subject to approval by the Company’s shareholders at this Annual Meeting. The 2006 Equity Incentive Plan will terminate on January 10, 2016. Awards granted under the 2006 Equity Incentive Plan prior to January 10, 2016 will continue to be subject to the terms of the 2006 Equity Incentive Plan.

Capitalization adjustments:
The share reserve, the limitations described above, and the purchase price and number of shares subject to outstanding stock awards may be adjusted (as applicable) in the event of a stock split, reverse stock split, stock dividend, merger, consolidation, reorganization, recapitalization, or similar transaction.

Repricing and option exchange programs:	Not permitted without shareholder approval except in connection with capitalization adjustments.

Reload options:	Reload options, which are defined as options automatically granted upon exercise of prior options, are not permitted.

Options and Stock Appreciation Rights

Term:	Not more than seven years from the date of grant.

Exercise price:	Not less than 100% of the fair market value of the underlying stock on the date of grant.

Method of exercise:	Cash Net exercise
Delivery of common stock Any other form of legal consideration

Restricted Stock Awards; RSU Awards; Performance Shares; and Other Share-Based Awards

Purchase price:	Determined by the administrator at time of grant; may be zero.

Consideration:	Determined by the administrator at the time of grant; may be in any form permissible under applicable law.

Performance objectives:	The administrator may condition the grant or vesting of stock awards upon the attainment of one or more of the performance objectives listed below, or upon such other factors as the administrator may determine.

• Total shareholder return • Earnings per share • Stock price • Return on equity • Net earnings • Income from continuing operations • Related return ratios • Cash flow • Net earnings growth	• Earnings before interest, taxes, depreciation and amortization (EBITDA) • Gross or operating margins • Productivity ratios • Expense targets • Operating efficiency • Market share
  •   Customer satisfaction
•   Working capital targets (e.g.,
    days sales outstanding)
•   Return on assets
•   Increase in revenues
•   Decrease in expenses
•   Increase in funds from
    operations (FFO)
•   Increase in FFO per share

To the extent that stock awards (other than stock options and stock appreciation rights) are intended to qualify as “performance-based compensation” under Section 162(m), the performance objectives will be one or more of the objectives listed above.

Adjustment of performance goals:	The administrator may adjust performance goals to prevent dilution or enlargement of awards as a result of extraordinary events or circumstances or to exclude the effects of extraordinary, unusual or nonrecurring items, including mergers, acquisitions or other reorganizations.

Non-employee director awards:	Each director who is not an employee of the Company may be granted awards under the 2006 Equity Incentive Plan as approved by the Board.

Dividends and dividend equivalents:	Dividends will be paid on restricted stock awards. Dividend equivalents may be credited in respect of shares of common stock equivalents underlying RSU awards as determined by the administrator.

Deferral of award payment:	The administrator may establish one or more programs to permit selected participants to elect to defer receipt of consideration upon vesting of a stock award, the satisfaction of performance objectives, or other events which would entitle the participant to payment, receipt of common stock or other consideration.

All Stock Awards

Vesting:	Determined by the administrator at time of grant. The administrator may accelerate vesting at any time. Except for a maximum of five percent of the shares available for grant, vesting based on service with the Company shall be subject to a minimum three-year vesting schedule.

Termination of service:	The unvested portion of the stock award will be forfeited immediately upon a participant’s termination of service with the Company. A limited post-termination exercise period will be imposed on the vested portion of options and stock appreciation rights.

Change in Control:	The vesting or exercisability of stock awards may accelerate upon a Change in Control as may be provided in the award agreement by the administrator on a grant-by-grant basis or as may be provided in any other written agreement between the Company and the participant; provided, however, that in the absence of such provision, no acceleration shall occur.

Settlement:	Options may be settled only in stock. Other awards may be settled in stock or at the discretion of the administrator in cash, or in a combination of stock and cash.

Transferability:	Stock options and stock appreciation rights are transferable for estate planning purposes; other awards are not transferable.

Other terms and conditions:	The stock award agreement may contain other terms and conditions, including a forfeiture provision as determined by the administrator, that are consistent with the 2006 Equity Incentive Plan.

New Plan Benefits

The amount of awards payable, if any, to any individual is not determinable as awards have not yet been determined by the administrator.

Federal Income Tax Consequences

The following is a summary of the effect of U.S. federal income taxation on the 2006 Equity Incentive Plan participants and the Company. This summary does not discuss the income tax laws of any other jurisdiction in which the recipient of the award may reside. (“Code” is the Internal Revenue Code of 1986, as amended.)

Incentive Stock Options (ISOs).  Participants pay no income tax at the time of grant or exercise of an ISO. The participant will recognize long-term capital gain or loss on the sale of the shares acquired on the exercise of the ISO if the sale occurs at least two years after the grant date and more than one year after the exercise date. If the sale occurs earlier than the expiration of these holding periods, then the participant will recognize ordinary income equal to the lesser of the difference between the exercise price of the option and the fair market value of the shares on the exercise date or the difference between the sales price and the exercise price. Any additional gain on the sale will be capital gain. The Company can deduct the amount that the participant recognizes as ordinary income.

Nonstatutory Stock Options and Stock Appreciation Rights.  There is no tax consequence to the participant at the time of grant of a nonstatutory stock option or stock appreciation right. Upon exercise, the excess, if any, of the fair market value of the shares over the exercise price will be treated as ordinary income. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss. The Company may deduct the amount, if any, that the participant recognizes as ordinary income.

Restricted Stock.  No taxes are due on the grant of restricted stock. The fair market value of the shares subject to the award is taxable as ordinary income when no longer subject to a “substantial risk of forfeiture” (i.e., becomes vested or transferable). Unless an election pursuant to Code Section 83(b) is made (subjecting the value of the shares on the award date to current income tax), income tax is paid by the participant on the value of the shares at ordinary rates when the restrictions lapse and the Company will be entitled to a corresponding deduction. Any gain or loss realized on the sale of the shares will be treated as a capital gain or loss.

RSUs and Performance Shares.  No taxes are due upon the grant of the award. The fair market value of the shares subject to the award is taxable to the participant when the stock is distributed to the participant, subject to the limitations of Code Section 409A. The Company can deduct the amount, if any, that the participant recognizes as ordinary income.

Section 162(m).  Internal Revenue Code Section 162(m) denies a deduction for annual compensation in excess of $1 million paid to “covered employees.” “Performance-based compensation” is disregarded for this purpose. Stock option and stock appreciation rights granted under the 2006 Equity Incentive Plan qualify as “performance-based compensation.” Other awards will be “performance-based compensation” if their grant or vesting is subject to performance objectives that satisfy Section 162(m).

Deferred Compensation.  RSU awards and performance shares, the receipt of which may be deferred beyond the vesting dates, are subject to Internal Revenue Code Section 409A limitations. If Section 409A is violated, deferred amounts will be subject to income tax immediately and to penalties equal to (i) 20% of the amount deferred and (ii) interest at a specified rate on the underpayment of tax that would have occurred if the amount had been taxed in the year it was first deferred.

SECURITY OWNERSHIP OF MANAGEMENT
AND CERTAIN BENEFICIAL OWNERS

The following table sets forth the number of shares and percentage of outstanding shares of ABM common stock beneficially owned as of December 31, 2008, by (1) the persons or entities known to ABM to be beneficial owners of more than 5% of the shares of ABM common stock outstanding as of December 31, 2008, (2) each named executive officer, (3) each director and nominee, and (4) all directors and executive officers as a group. Except as noted, each person has sole voting and investment power over the shares shown in the table.

	Amount and Nature of		Percent
Name and Address(1)	Beneficial Ownership		of Class(2)

Bank of America(3)	3,557,723		7.0%
NP Holdings Corporation Bank of America N.A. Columbia Management Group LLC Columbia Management Advisors LLC U.S. Trust Company N.A.
Bank of America Investment Advisors 100 North Tryon Street, Floor 25 Bank of America Corporate Center Charlotte, NC 28255
Franklin Resources, Inc.(4)	3,853,512		7.5%
Charles B. Johnson Rupert H. Johnson, Jr. Franklin Advisory Services
One Franklin Parkway San Mateo, CA 94403-1906
Kayne Anderson Rudnick Investment Management LLC(5)	3,587,213		7.0%
1800 Avenue of the Stars, Second Floor Los Angeles, CA 90067
Lord Michael A. Ashcroft(6)	3,401,258		6.7%
4 Marine Parade Belize City, Belize
Wells Fargo & Company(7)	3,663,506		7.2%
Wells Capital Management Incorporated Wells Fargo Funds Management, LLC Wells Fargo Bank, National Bank
420 Montgomery Street San Francisco, CA 94104
Dan T. Bane	1,367		*
Linda Chavez	56,972	(8)	*
Anthony G. Fernandes	5,588		*
Luke S. Helms	129,972	(9)	*
Maryellen C. Herringer	139,272	(10)	*
Charles T. Horngren	72,482	(11)	*
Henry L. Kotkins, Jr.	82,504	(12)	*
James S. Lusk	28,123	(13)	*
Martin H. Mandles	1,200,418	(14)	2.4%
James P. McClure	296,960	(15)	*
Sarah H. McConnell	8,658	(16)	*
Theodore T. Rosenberg	4,932,274	(17)	9.7%
The Theodore Rosenberg Trust
295 89th Street, Suite 200 Daly City, CA 94015
Henrik C. Slipsager	495,174	(18)	*
George Sundby	3,468	(19)
William W. Steele	157,269	(20)	*
Steven Zaccagnini	204,382	(21)	*
Executive officers and directors as a group (17 persons)	6,476,931	(22)	12.7%

*	Less than 1%.

(1)	Unless otherwise indicated, the address of each of the beneficial owners listed below is ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, New York 10176.

(2)	Based on a total of 51,041,369 shares of ABM common stock outstanding as of December 31, 2008.

(3)	Share ownership is as of December 31, 2007. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 7, 2008. Bank of America indicated in the filing that Bank of America NA had sole voting power for 3,236,833 shares and sole dispositive power for 3,557,723 shares.

(4)	Share ownership is as of December 31, 2007. Based on a Schedule 13G filed by each of the listed persons with the Securities and Exchange Commission on February 7, 2008. Franklin Resources indicated in the filing that Franklin Advisory Services LLC had sole voting power for 3,826,612 shares and sole dispositive power for 3,853,512 shares.

(5)	Share ownership is as of December 31, 2007. Based upon a Schedule 13G filed by Kayne Anderson Rudnick Investment Management, LLC (“Kayne”) with the Securities and Exchange Commission on February 8, 2008. Kayne indicated in the filing sole voting power and sole dispositive power for all the shares.

(6)	Share ownership is as of October 13, 2008. Based upon a Schedule 13G filed by Lord Michael A. Ashcroft (“Ashcroft”) with the Securities and Exchange Commission on October 23, 2008. Ashcroft indicated in the filing sole voting power and sole dispositive power for all the shares.

(7)	Share ownership is as of December 31, 2007. Based on a Schedule 13G filed by Wells Fargo & Company with the Securities and Exchange Commission on January 17, 2008. Wells Fargo indicated in the filing that it and its subsidiaries had sole voting power for 3,616,849 shares and sole dispositive power for 3,591,258 shares and shared dispositive power for 7,200 shares.

(8)	Includes 51,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(9)	Includes 76,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(10)	Includes 76,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(11)	Includes 12,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(12)	Includes 44,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(13)	Includes 11,242 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(14)	Includes 1,155,882 shares of ABM common stock held by The Sydney J. Rosenberg Trusts, which are irrevocable trusts of which Mr. Mandles, Bank of America N.A., and S. Brad Rosenberg are co-trustees; 20,421 share held by The Leo L. Schaumer Trust, which is an irrevocable trust of which Mr. Mandles and Bank of America N.A. are co-trustees; 12,488 shares held by The David W. Steele Trust, an irrevocable trust of which Mr. Mandles is the sole trustee; and 8,752 shares held by The Donald L. Schaumer Trust, a revocable trust of which Mr. Mandles is the sole trustee. Mr. Mandles disclaims beneficial ownership of the shares held by these trusts.

(15)	Includes 212,373 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(16)	Includes 4,409 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(17)	Includes 4,806,439 shares of ABM common stock held by The Theodore Rosenberg Trust, a revocable trust of which Theodore Rosenberg is the only trustee and sole beneficiary; 61,584 shares of ABM common stock held by a family charitable foundation, of which Theodore Rosenberg is a director; and 630 shares of ABM common stock held by Mr. Rosenberg’s wife. Mr. Rosenberg’s ownership also includes 48,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008. Mr. Rosenberg and The Theodore Rosenberg Trust disclaim beneficial ownership of the shares held by the family charitable foundation.

(18)	Includes 383,263 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(19)	Based on a Form 4 filing dated April 3, 2007.

(20)	Includes 12,488 shares of ABM common shares held in a trust for his son, and 54,000 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008. Mr. Steele disclaims beneficial ownership of the shares held by the trust.

(21)	Includes 186,907 shares subject to outstanding options that were exercisable on or within 60 days after December 31, 2008.

(22)	Includes those persons who were executive officers and directors on December 31, 2008 and includes 1,247,483 shares subject to outstanding options held by those executive officers and directors that were exercisable on or within 60 days after December 31, 2008.

Equity Compensation Plan Information

The following table sets forth information as of October 31, 2008, with respect to the plans under which the Company’s common stock is authorized for issuance. The plans include the 2006 Equity Incentive Plan, 2004 Employee Stock Purchase Plan, Time-Vested Incentive Stock Option Plan (the “Time-Vested Plan”), the 1996 Price-Vested Performance Stock Option Plan (the “1996 Plan”), and the 2002 Price-Vested Performance Stock Option Plan (the “2002 Plan”). No shares are available for future grant under the Time-Vested Plan, the 1996 Plan, the 2002 Plan and the Age-Vested Stock Option Plan.

Equity Compensation Plan Information

Number of Securities
Remaining Available
for Future Issuance
Under Equity
	Number of Securities		Weighted-Average		Compensation Plans
	to be Issued upon		Exercise Price of		(Excluding
	Exercise of		Outstanding		Securities
	Outstanding Options,		Options, Warrants		Reflected in Column
Plan Category	Warrants and Rights(a)		and Rights(b)		(a))(c)

Equity compensation plans approved by security holders	4,786,221	(1)	$17.05	(2)	1,841,089	(3)
Equity compensation plans not approved by shareholders	—		—		—

TOTAL	4,786,221		$17.05		1,841,089

(1)	Includes 532,018 and 432,408 shares that may be issued to settle outstanding restricted stock units and performance shares, respectively.

(2)	The weighted-average exercise price in column (b) does not take into account the awards referenced in note (1) above.

(3)	Includes 429,479 shares available for issuance under the Employee Stock Purchase Plan.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires ABM’s directors, officers and persons who own more than 10% of a registered class of ABM’s securities to file reports of beneficial ownership and changes in ownership with the Securities and Exchange Commission. Based solely on a review of the reporting forms and representations of its directors and officers, ABM believes that during fiscal year 2008 all forms required to be filed by its executive officers and directors under Section 16(a) were filed on a timely basis, except as follows: (i) on August 5, 2008, we filed an amended Form 4 relating to the exercise of a stock option by Mr. Slipsager which was not previously reported due to an administrative oversight; and (ii) on November 5, 2008, we filed an untimely Form 4 for each of Messrs. Farwell and Wallace and Ms. Andre with respect to the withholding of certain shares of stock to cover income tax liability relating to the vesting of certain RSUs due to an administrative oversight.

OTHER MATTERS

As of the date of this Proxy Statement, there are no other matters which the Board intends to present or has reason to believe others will present at the 2009 Annual Meeting. If other matters properly come before the Annual Meeting, the accompanying proxy grants the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting, except to the extent such discretion may be limited under Rule 14a-4(c) under the Exchange Act.

2010 ANNUAL MEETING OF
SHAREHOLDERS

Shareholder proposals intended for inclusion in the 2010 proxy statement pursuant to Rule 14a-8 under the Exchange Act must be directed to the Corporate Secretary, ABM Industries Incorporated, 551 Fifth Avenue, Suite 300, New York, NY, 10176, and must be received by October 5, 2009. ABM’s bylaws require that proposals of shareholders made outside of Rule 14a-8 under the Exchange Act must be submitted, in accordance with requirements of the bylaws, not later than December 3, 2009 and not earlier than November 3, 2009.

Appendix A

2006 EQUITY INCENTIVE PLAN
As amended and restated January 13, 2009

1.	PURPOSE.

This 2006 Equity Incentive Plan is intended to provide incentive to Employees and Directors of ABM Industries Incorporated (the “Company”) and its eligible Affiliates, to encourage proprietary interest in the Company and to encourage Employees and Directors to remain in the service of the Company or its Affiliates.

2.	DEFINITIONS.

(a) “Administrator” means the Board or the Committee appointed to administer the Plan, or a delegate of the Board as provided in Section 4(c).

(b) “Affiliate” means any entity, whether a corporation, partnership, joint venture or other organization that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with the Company.

(c) “After-Tax Amount” means any amount to be received by an Executive in connection with a Change in Control determined on an after-tax basis taking into account the excise tax imposed pursuant to Code Section 4999, or any successor provision thereto, any tax imposed by any comparable provision of state law, and any applicable federal, state and local income and employment taxes.

(d) “Award” means any award of an Option, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units, Performance Shares or an Other Share-Based Award under the Plan.

(e) “Award Agreement” means the agreement between the Company and the recipient of an Award which contains the terms and conditions pertaining to the Award.

(f) “Beneficiary” means a person designated as such by a Participant or a Beneficiary for purposes of the Plan or determined with reference to Section 20.

(g) “Board” means the Board of Directors of the Company.

(h) “Cause” means (i) theft or dishonesty, (ii) more than one instance of neglect or failure to perform employment duties, (iii) inability or unwillingness to perform employment duties for an Employer, (iv) insubordination, (v) abuse of alcohol or other drugs or substances affecting Participant’s performance of his or her employment duties, (vi) the breach of an employment agreement, including covenants not to compete, or any other agreement between Participant and an Employer, (vii) the breach of fiduciary duties to an Employer or any securities laws applicable to the Company, (viii) other misconduct, unethical or unlawful activity, (ix) being charged with a crime involving a fraud, embezzlement or theft in connection with Participant’s duties or in the course of Participant’s employment with an Employer, (x) a conviction of or plea of “guilty” or “no contest” to a felony under the laws of the United States or any state thereof, or (xi) a conviction of or plea of “guilty” or “no contest” to a misdemeanor involving a crime of moral turpitude under the laws of the United States or any state thereof.

(i) “Change in Control” means, unless otherwise set forth in an award agreement, that any of the following events occurs:

(i) any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act) (a “Person”) (A) is or becomes the beneficial owner (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than 35% of the combined voting power of the then-outstanding Voting Stock of the Company or succeeds in having nominees as directors elected in an “election contest” within the meaning of Rule 14a-12(c) under the Exchange Act and (B) within 18 months thereafter, individuals who were members of the Board of Directors of the Company immediately prior to either such event cease to constitute a majority of the members of the Board of Directors of the Company;

(ii) a majority of the Board ceases to be comprised of Incumbent Directors; or

(iii) the consummation of a reorganization, merger, consolidation, plan of liquidation or dissolution, recapitalization or sale or other disposition of all or substantially all of the assets of the Company or the acquisition of the stock or assets of another Company, or other transaction (each, a “Business Transaction”), unless, in any such case, (A) no Person (other than the Company, any entity resulting from such Business Transaction or any employee benefit plan (or related trust) sponsored or maintained by the Company, any Subsidiary or such entity resulting from such Business Transaction) beneficially owns, directly or indirectly, 35% or more of the combined voting power of the then outstanding shares of Voting Stock of the entity resulting from such Business Transaction and (B) at least one-half of the members of the Board of Directors of the entity resulting from such Business Transaction were Incumbent Directors at the time of the execution of the initial agreement providing for such Business Transaction.

(j) “Code” means the Internal Revenue Code of 1986, as amended.

(k) “Committee” means the Officer Compensation and Stock Option Committee of the Board.

(l) “Common Stock” means the $.01 par value common stock of the Company.

(m) “Company” means ABM Industries Incorporated, a Delaware Company.

(n) “Covered Employee” shall have the meaning assigned in Code Section 162(m), as amended, which generally includes the chief executive officer or any Employee whose total compensation for the taxable year is required to be reported to shareholders under the Exchange Act by reason of such Employee being among the four highest compensated officers for the taxable year (other than the chief executive officer).

(o) “Director” means a director of the Company.

(p) “Disability” or “Disabled” means, unless otherwise set forth in an award agreement, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months.

(q) “Employee” means an individual employed by the Company or an Affiliate (within the meaning of Code Section 3401 and the regulations thereunder).

(r) “Employer” means the Company or an Affiliate, which is the employer of a Participant.

(s) “Excess Parachute Payment” means a payment that creates an obligation for an Executive to pay excise taxes under Code Section 280G or any successor provision thereto.

(t) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u) “Exercise Price” means the price per Share of Common Stock at which an Option or Stock Appreciation Right may be exercised.

(v) “Fair Market Value” of a Share as of a specified date means the closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next following day on which trading is reported; provided that for purposes of determining the exercise price of an Incentive Stock Option the Fair Market Value of a Share as of the date of grant means the average of the opening and closing price at which Shares are traded on such date as reported in the New York Stock Exchange composite transactions published in the Wall Street Journal, or if no trading of Shares is reported for that day, on the next preceding day on which trading was reported.

(w) “Family Member” means any person identified as an “immediate family” member in Rule 16(a)-1(c) of the Exchange Act, as such Rule may be amended from time to time. Notwithstanding the foregoing, the Administrator may designate any other person(s) or entity(ies) as a “family member.”

(x) “Full Value Award” means an Award denominated in Shares that does not provide for full payment in cash or property by the Participant.

(y) “Incentive Stock Option” means an Option described in Code Section 422(b).

(z) “Incumbent Directors” means the individuals who, as of the date of adoption of this Plan, are Directors of the Company and any individual becoming a Director subsequent to the date hereof whose election, nomination for election by the Company’s shareholders, or appointment, was approved by a vote of at least two-thirds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without objection to such nomination); provided, however, that an individual shall not be an Incumbent Director if such individual’s election or appointment to the Board occurs as a result of an actual or threatened election contest (as described in Rule 14a-12(c) of the Exchange Act) with respect to the election or removal of Directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board.

(aa) “Nonqualified Stock Option” means an Option not described in Code Section 422(b) or 423(b).

(bb) “Option” means a stock option granted pursuant to Section 7.

(cc) “Other Share-Based Award” means an Award granted pursuant to Section 12.

(dd) “Outside Director” means a Director who is not an Employee.

(ee) “Participant” means an Employee or Director who has received an Award.

(ff) “Performance Shares” means an Award denominated in Shares granted pursuant to Section 11 that may be earned in whole or in part based upon attainment of performance objectives established by the Administrator pursuant to Section 14.

(gg) “Plan” means this 2006 Stock Incentive Plan.

(hh) “Prior Plans” means the Company’s 2002 Price-Vested Stock Option Plan, the 1996 Price-Vested Stock Option Plan and the Time-Vested Stock Option Plan.

(ii) “Purchase Price” means the Exercise Price times the number of whole Shares with respect to which an Option is exercised.

(jj) “Restricted Stock” means Shares granted pursuant to Section 9.

(kk) “Restricted Stock Unit” means an Award denominated in Shares granted pursuant to Section 10 in which the Participant has the right to receive a specified number of Shares over a specified period of time.

(ll) “Retirement” means the voluntary termination of Employment by an Employee at (i) age 60 or (ii) age 55 or older at a time when age plus years of service equals or exceeds 65.

(mm) “Share” means one share of Common Stock, adjusted in accordance with Section 18 (if applicable).

(nn) “Share Equivalent” means a bookkeeping entry representing a right to the equivalent of one Share.

(oo) “Stock Right” means a right to receive an amount equal to the value of a specified number of Shares which will be payable in Shares or cash as established by the Administrator.

(pp) “Subsidiary” means any company in an unbroken chain of companies beginning with the Company if each of the companies other than the last company in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other Companies in such chain.

3.	EFFECTIVE DATE.

This Plan was adopted by the Board on January 10, 2006, to be effective on the date the Plan is approved by the Company’s shareholders.

4.	ADMINISTRATION.

(a) Administration with respect to Outside Directors.  With respect to Awards to Outside Directors, the Plan shall be administered by the Board or the Governance Committee of the Board. Notwithstanding the foregoing, all Awards made to members of the Governance Committee of the Board shall be approved by the Board.

(b) Administration with respect to Employees.  With respect to Awards to Employees, the Plan shall be administered by the Board or the Committee.

(i) If any member of the Committee does not qualify as an “outside director” for purposes of Code Section 162(m), Awards under the Plan for the Covered Employees shall be administered by a subcommittee consisting of each Committee member who qualifies as an “outside director.” If fewer than two Committee members qualify as “outside directors,” the Board shall appoint one or more other Board members to such subcommittee who do qualify as “outside directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “outside directors” for purposes of Code Section 162(m).

(ii) If any member of the Committee does not qualify as a “non-employee director” for purposes of Rule 16b-3 promulgated under the Exchange Act, then Awards under the Plan for the executive officers of the Company and Directors shall be administered by a subcommittee consisting of each Committee member who qualifies as a “non-employee director.” If fewer than two Committee members qualify as “non-employee directors,” then the Board shall appoint one or more other Board members to such subcommittee who do qualify as “non-employee directors,” so that the subcommittee will at all times consist of two or more members all of whom qualify as “non-employee directors” for purposes of Rule 16b-3 promulgated under the Exchange Act.

(c) Delegation of Authority to an Officer of the Company.  The Board may delegate to an officer or officers of the Company the authority to administer the Plan with respect to Awards made to Employees who are not subject to Section 16 of the Exchange Act.

(d) Powers of the Administrator.  The Administrator shall from time to time at its discretion make determinations with respect to Employees and Directors who shall be granted Awards, the number of Shares or Share Equivalents to be subject to each Award, the vesting of Awards, the designation of Options as Incentive Stock Options or Nonqualified Stock Options and other conditions of Awards to Employees and Directors.

The interpretation and construction by the Administrator of any provisions of the Plan or of any Award shall be final. No member of a Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.

(e) Claims Administration.  Notwithstanding the foregoing, within 30 days after a Change in Control, the Committee shall appoint an independent committee consisting of at least three current (as of the effective date of such event) or former officers and Directors of the Company, which shall thereafter administer all claims for benefits under the Plan. Upon such appointment the Administrator shall cease to have any responsibility for claims administration under the Plan but shall continue to administer the Plan.

5.	ELIGIBILITY.

Subject to the terms and conditions set forth below, Awards may be granted to Employees and Directors. Notwithstanding the foregoing, only employees of the Company and its Subsidiaries may be granted Incentive Stock Options.

(a) Ten Percent Shareholders.  An Employee who owns more than 10% of the total combined voting power of all classes of outstanding stock of the Company, its parent or any of its Subsidiaries is not eligible to receive an Incentive Stock Option pursuant to this Plan. For purposes of this Section 5(a) the stock ownership of an Employee shall be determined pursuant to Code Section 424(d).

(b) Number of Awards.  A Participant may receive more than one Award, including Awards of the same type, but only on the terms and subject to the restrictions set forth in the Plan. Subject to adjustment as provided in Section 18, the maximum aggregate number of Shares or Share Equivalents that may be subject to Awards to a Participant in any calendar year is 1,000,000 Shares. Notwithstanding the foregoing, for any one Share granted pursuant to a Full Value Award, 2.12 fewer Shares may be made subject to Awards to that Participant in that calendar year.

6.	STOCK.

The stock subject to Awards granted under the Plan shall be Shares of the Company’s authorized but unissued or reacquired Common Stock. The aggregate number of Shares subject to Awards issued under this Plan shall not exceed 7,879,265 Shares. Notwithstanding the foregoing, for any one Share issued in connection with a Full Value Award, 2.12 fewer Shares will be available for issuance in connection with future Awards. If any outstanding Option under the Plan or any outstanding stock option grant under the Prior Plans for any reason expires or is terminated or any Restricted Stock or Other Share-Based Award is forfeited and under the terms of the expired or terminated Award the Participant received no benefits of ownership during the period the Award was outstanding, then the Shares allocable to the unexercised portion of such Option or the forfeited Restricted Stock or Other Share-Based Award may again be subjected to Awards under the Plan. The following Shares may not again be made available for issuance under the Plan: Shares not issued or delivered as a result of the net exercise of a Stock Appreciation Right or Option and Shares used to pay the withholding taxes related to an Award.

The limitations established by this Section 6 shall be subject to adjustment as provided in Section 18.

7.	TERMS AND CONDITIONS OF OPTIONS.

Options granted to Employees and Directors pursuant to the Plan shall be evidenced by written Option Agreements in such form as the Administrator shall determine, subject to the following terms and conditions:

(a) Number of Shares.  Each Option shall state the number of Shares to which it pertains, which shall be subject to adjustment in accordance with Section 18.

(b) Exercise Price.  Each Option shall state the Exercise Price, determined by the Administrator, which shall not be less than the Fair Market Value of a Share on the date of grant, except as provided in Section 18.

(c) Medium and Time of Payment.  The Purchase Price shall be payable in full in United States dollars upon the exercise of the Option; provided that with the consent of the Administrator and in accordance with its rules and regulations, the Purchase Price may be paid by the surrender of Shares in good form for transfer, owned by the person exercising the Option and having a Fair Market Value on the date of exercise equal to the Purchase Price, or in any combination of cash and Shares, or in such acceptable form of payment as approved by the Administrator, so long as the total of the cash and the Fair Market Value of the Shares surrendered equals the Purchase Price. No Shares shall be issued until full payment has been made.

(d) Term and Exercise of Options; Nontransferability of Options.  Each Option shall state the date after which it shall cease to be exercisable. No Option shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator. An Option shall, during a Participant’s lifetime, be exercisable only by the Participant. No Option or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, (i) a Participant may designate a Beneficiary to succeed, after the Participant’s death, to all of the Participant’s Options outstanding on the date of death; (ii) a Nonstatutory Stock Option or any right granted thereunder may be transferable pursuant to a qualified domestic relations order as defined in the Code or Title I of the Employee Retirement Income Security Act; and (iii) any Participant may voluntarily transfer any Nonstatutory Stock Option to a Family Member as a gift or through a transfer to an entity domiciled in the United States in which more than 50% of the voting or beneficial interests are owned by Family Members (or the Participant) in exchange for an interest in that entity. In the event of any attempt by a Participant to alienate, assign, pledge, hypothecate or otherwise dispose of an Option or of any right thereunder, except as provided herein, or in the event of the levy of any attachment, execution or similar process upon the rights or interest hereby conferred, the Company at its election may terminate the affected Option by notice to the Participant and the Option shall thereupon become null and void.

(e) Termination of Employment.  In the event that a Participant who is an Employee ceases to be employed by the Company or any of its Affiliates for any reason, such Participant (or in the case of death, such Participant’s designated Beneficiary) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option either:

(i) within four months after such termination of employment; or

(ii) in the case of Retirement or death, within one year after the date thereof; or

(iii) in the case of Disability, within one year from the date the Committee or its delegate determines that the Participant is Disabled; or

(iv) on such other terms established by the Committee in the Agreement or otherwise prior to termination to the extent that, at the date of termination of employment, the Option had vested pursuant to the terms of the Option Agreement with respect to which such Option was granted and had not previously been exercised. However, in addition to the rights and obligations established in Section 16 below, if the employment of a Participant is terminated by the Company or an Affiliate by reason of Cause, such Option shall cease to be exercisable at the time of the Participant’s termination of employment. The Administrator (or its delegate) shall determine whether a Participant’s employment is terminated by reason of Cause. In making such determination the Administrator (or its delegate) shall act fairly and shall give the Participant an opportunity to be heard and present evidence on his or her behalf. If a Participant’s employment terminates for reasons other than Cause, but Cause is discovered after the termination and is determined to have occurred by the Administrator (or its delegate), all outstanding Options shall cease to be exercisable upon such determination.

For purposes of this Section, the employment relationship will be treated as continuing while the Participant is on military leave, sick leave (including short-term disability) or other bona fide leave of absence (to be determined in the sole discretion of the Administrator, in accordance with rules and regulations construing Code Sections 422(a)(2) and 409A). Notwithstanding the foregoing, in the case of an Incentive Stock Option, employment shall not be deemed to continue beyond three months after the Participant ceased active employment, unless the Participant’s reemployment rights are guaranteed by statute or by contract. In the event that an Incentive Stock Option is exercised after the period following termination of employment that is required for qualification under Code Section 422(b), such option shall be treated as a Nonqualified Stock Option for all Plan purposes.

In the event an Outside Director terminates service as a Director, the former Director (or his or her designated Beneficiary in the event of the Outside Director’s death) shall have the right (subject to the limitation that no option may be exercised after its stated expiration date) to exercise the Option (to the extent vested pursuant to the terms of the Option Agreement and not previously exercised) within one year after such termination or on such other terms established by the Board in the Agreement or otherwise prior to termination of service.

(f) Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Option until the date of issuance of a stock certificate for such Shares. No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 18.

(g) Modification, Extension and Renewal of Options.  Subject to the terms and conditions and within the limitations of the Plan, including the limitations of Section 22, the Administrator may modify, extend or renew outstanding Options granted to Employees and Directors under the Plan. Notwithstanding the foregoing, however, no modification of an Option shall, without the consent of the Participant, alter or impair any rights or obligations under any Option previously granted under the Plan or cause any Option to fail to be exempt from the requirements of Code Section 409A.

(h) Limitation of Incentive Stock Option Awards.  If and to the extent that the aggregate Fair Market Value (determined as of the date the Option is granted) of the Shares with respect to which any Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under this Plan and all other plans maintained by the Company, its parent or its Subsidiaries exceeds $100,000, the excess (taking into account the order in which they were granted) shall be treated as Nonqualified Stock Options.

(i) No Reload Options.  Options that provide for the automatic grant of another option upon exercise of the original option may not be granted under the Plan.

(j) Other Provisions.  The Option Agreement shall contain such other provisions that are consistent with the terms of the Plan, including, without limitation, restrictions upon the exercise of the Option, as the Administrator shall deem advisable.

8.	STOCK APPRECIATION RIGHTS.

Stock Appreciation Rights granted to Participants pursuant to the Plan may be granted alone, in addition to, or in conjunction with, Options.

(a) Number of Shares.  Each Stock Appreciation Right shall state the number of Shares or Share Equivalents to which it pertains, which shall be subject to adjustment in accordance with Section 18.

(b) Calculation of Appreciation; Exercise Price.  The appreciation distribution payable on the exercise of a Stock Appreciation Right will be equal to the excess of (i) the aggregate Fair Market Value (on the day before the date of exercise of the Stock Appreciation Right) of a number of Shares equal to the number of Shares or Share Equivalents in which the Participant is vested under such Stock Appreciation Right on such date, over (ii) the Exercise Price determined by the Administrator on the date of grant of the Stock Appreciation Right, which shall not be less than 100% of the Fair Market Value of a Share on the date of grant.

(c) Term and Exercise of Stock Appreciation Rights.  Each Stock Appreciation Right shall state the time or times when it may become exercisable. No Stock Appreciation Right shall be exercisable after the expiration of seven years from the date it is granted or such lesser period established by the Administrator.

(d) Payment.  The appreciation distribution in respect of a Stock Appreciation Right may be paid in Common Stock or in cash, or any combination of the two, or in any other form of consideration as determined by the Administrator and contained in the Stock Appreciation Right Agreement.

(e) Limitations on Transferability.  A Stock Appreciation Right shall, during a Participant’s lifetime, be exercisable only by the Participant. No Stock Appreciation Right or any right granted thereunder shall be transferable by the Participant by operation of law or otherwise, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, a Participant may designate a beneficiary to succeed, after the Participant’s death, to all of the Participant’s Stock Appreciation Rights outstanding on the date of Termination of Employment. Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment or service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Stock Appreciation Right Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(f) Termination of Employment.  Each Stock Appreciation Right Agreement shall set forth the extent to which the Participant shall have the right to exercise the Stock Appreciation Right following termination of the Participant’s employment of service with the Company and its Affiliates. Such provisions shall be determined in the sole discretion of the Administrator, need not be uniform among all Sock Appreciation

Rights Agreements entered into pursuant to the Plan, and may reflect distinctions based on the reasons for termination of employment.

(g) Rights as a Shareholder.  A Participant or a transferee of a Participant shall have no rights as a shareholder with respect to any Shares covered by his or her Stock Appreciation Right until the date of issuance of such Shares. Except as provided in Section 18, no adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date such Shares are issued.

(h) Other Terms and Conditions.  The Stock Appreciation Right Agreement may contain such other terms and conditions, including restrictions or conditions on the vesting of the Stock Appreciation Right or the conditions under which the Stock Appreciation Right may be forfeited, as may be determined by the Administrator that are consistent with the Plan.

9.	RESTRICTED STOCK.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded, the price (if any) to be paid by the recipient of Restricted Stock, the time or times within which such Awards may be subject to forfeiture, and all other terms and conditions of the Awards. The Administrator may condition the grant of Restricted Stock upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Award shall be set forth in a Restricted Stock Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. Each Participant receiving a Restricted Stock Award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such Participant, and shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to such Award. The Administrator shall require that stock certificates evidencing such shares be held by the Company until the restrictions lapse and that, as a condition of any Restricted Stock Award, the Participant shall deliver to the Company a stock power relating to the stock covered by such Award. Notwithstanding any other provision of the Plan to the contrary, except with respect to a maximum of 5% of the shares authorized for issuance under Section 6, any Awards of Restricted Stock which vest on the basis of the Participant’s length of service with the Company or its subsidiaries shall not provide for vesting that is any more rapid than annual pro rata vesting over a three-year period and any Awards of Restricted Stock which provide for vesting upon the attainment of performance goals shall provide for a performance period of at least 12 months.

(b) Restrictions and Conditions.  The shares of Restricted Stock awarded pursuant to this Section 9 shall be subject to the following restrictions and conditions:

(i) During a period set by the Administrator commencing with the date of such Award (the “Restriction Period”), the Participant shall not be permitted to sell, transfer, pledge, assign or encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance or such other factors or criteria as the Administrator may determine in its sole discretion.

(ii) Except as provided in this paragraph (ii) and paragraph (i) above, the Participant shall have, with respect to the shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and the right to receive any cash dividends. The Administrator, in its sole discretion, as determined at the time of Award, may provide that the payment of cash dividends shall or may be deferred and, if the Administrator so determines, invested in additional shares of Restricted Stock to the extent available under Section 6, or otherwise invested. Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued.

(iii) The Administrator shall specify the conditions under which shares of Restricted Stock shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Agreement.

(iv) If and when the Restriction Period applicable to shares of Restricted Stock expires without a prior forfeiture of the Restricted Stock, certificates for an appropriate number of unrestricted shares shall be delivered promptly to the Participant, and the certificates for the shares of Restricted Stock shall be cancelled.

10.	RESTRICTED STOCK UNITS.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Restricted Stock Units will be made, the number of Restricted Stock Units to be awarded, the price (if any) to be paid by the recipient of the Restricted Stock Units, the time or times within which such Restricted Stock Units may be subject to forfeiture, and all other terms and conditions of the Restricted Stock Unit Awards. The Administrator may condition the grant of Restricted Stock Unit Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Restricted Stock Unit Award shall be set forth in a Restricted Stock Unit Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Restricted Stock Unit Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Restricted Stock Units.

(b) Restrictions and Conditions.  The Restricted Stock Units awarded pursuant to this Section 10 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Restricted Stock Unit Award, the Administrator may impose such restrictions or conditions on the vesting of the Restricted Stock Units, as the Administrator deems appropriate. Within these limits, the Administrator, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance, a Change in Control or such other factors or criteria as the Administrator may determine in its sole discretion. The foregoing notwithstanding, no action pursuant to the preceding sentence may alter the time of payment of the Restricted Stock Unit Award, if such alteration would cause the Award to be subject to penalty under Code Section 409A.

(ii) Dividend equivalents may be credited in respect of Restricted Stock Units, as the Administrator deems appropriate. Such dividend equivalents may be paid in cash or converted into additional Restricted Stock Units by dividing (1) the aggregate amount or value of the dividends paid with respect to that number of Shares equal to the number of Restricted Stock Units then credited by (2) the Fair Market Value per Share on the payment date for such dividend. The additional Restricted Stock Units credited by reason of such dividend equivalents will be subject to all of the terms and conditions of the underlying Restricted Stock Unit Award to which they relate.

(iii) The Administrator shall specify the conditions under which Restricted Stock Units shall vest or be forfeited and such conditions shall be set forth in the Restricted Stock Unit Agreement.

(c) Deferral Election.  Each recipient of a Restricted Stock Unit Award may be eligible, subject to Administrator approval, to elect to defer all or a percentage of any Shares he or she may be entitled to receive upon the lapse of any restrictions or vesting period to which the Award is subject. This election shall be made by giving notice in a manner and within the time prescribed by the Administrator and in compliance with the requirements of Code Section 409A. Each Participant must indicate the percentage (expressed in whole percentages) he or she elects to defer of any Shares he or she may be entitled to receive. If no notice is given, the Participant shall be deemed to have made no deferral election. Each deferral election filed with the Administrator shall become irrevocable on and after the prescribed deadline.

11.	PERFORMANCE SHARES.

(a) Grants.  Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom, and the time or times at which, grants of Performance Shares will be made, the number of Performance Shares to be awarded, the price (if any) to be paid by the recipient of the Performance Shares, the time or times within which such Performance Shares may be subject to forfeiture, and all other terms and conditions of the Performance Share Awards. The Administrator may condition the grant of Performance Share Awards upon the attainment of specified performance objectives established by the Administrator pursuant to Section 14 or such other factors as the Administrator may determine, in its sole discretion.

The terms of each Performance Share Award shall be set forth in a Performance Share Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan. With respect to a Performance Share Award, no certificate for shares of stock shall be issued at the time the grant is made (nor shall any book entry be made in the records of the Company) and the Participant shall have no right to or interest in shares of stock of the Company as a result of the grant of Performance Shares.

(b) Restrictions and Conditions.  The Performance Shares awarded pursuant to this Section 11 shall be subject to the following restrictions and conditions:

(i) At the time of grant of a Performance Share Award, the Administrator may set performance objectives in its discretion which, depending on the extent to which they are met, will determined the number of Performance Shares that will be paid out to the Participant. The time period during which the performance objectives must be met will be called the “Performance Period.” After the applicable Performance Period has ended, the recipient of the Performance Shares will be entitled to receive the number of Performance Shares earned by the Participant over the Performance Period, to be determined as a function of the extent to which the corresponding performance objectives have been achieved. After the grant of a Performance Share Award, the Administrator, in its sole discretion, may reduce or waive any performance objective for such Performance Share Award; provided, however, that no performance objective may be waved or reduced for a Covered Employee and provided further that no such action may alter the time of payment of the Performance Share Award, if such alteration would cause the award to be subject to penalty under Code Section 409A.

(ii) Dividend equivalents will not be credited in respect of any unearned Performance Share Award during the applicable Performance Period.

12.	OTHER SHARE-BASED AWARDS.

(a) Grants.  Other Awards of Shares and other Awards that are valued in whole or in part by reference to, or are otherwise based on, Shares (“Other Share-Based Awards”), may be granted either alone or in addition to or in conjunction with other Awards under this Plan. Awards under this Section 12 may include (without limitation) Stock Rights, the grant of Shares conditioned upon some specified event, the payment of cash based upon the performance of the Shares or the grant of securities convertible into Shares.

Subject to the provisions of the Plan, the Administrator shall have sole and complete authority to determine the Employees and Directors to whom and the time or times at which Other Share-Based Awards shall be made, the number of Shares or other securities, if any, to be granted pursuant to Other Share-Based Awards, and all other conditions of the Other Share-Based Awards. The Administrator may condition the grant of an Other Share-Based Award upon the attainment of specified performance goals or such other factors as the Administrator shall determine, in its sole discretion. In granting an Other Share-Based Award, the Administrator may determine that the recipient of an Other Share-Based Award shall be entitled to receive, currently or on a deferred basis, interest or dividends or dividend equivalents with respect to the Shares or other securities covered by the Award, and the Administrator may provide that such amounts (if any) shall be deemed to have been reinvested in additional Shares or otherwise reinvested. The terms of any Other Share-Based Award shall be set forth in an Other Share-Based Award Agreement between the Company and the Participant, which Agreement shall contain such provisions as the Administrator determines to be necessary or appropriate to carry out the intent of the Plan.

(b) Terms and Conditions.  In addition to the terms and conditions specified in the Other Share-Based Award Agreement, Other Share-Based Awards shall be subject to the following:

(i) Any Other Share-Based Award may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the Shares are issued or the Award becomes payable, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

(ii) The Other Share-Based Award Agreement shall contain provisions dealing with the disposition of such Award in the event of termination of the Employee’s employment or the Director’s service prior to the exercise, realization or payment of such Award, and the Administrator in its sole discretion may provide for payment of the Award in the event of the Participant’s retirement, Disability or death or a Change of Control, with such provisions to take account of the specific nature and purpose of the Award.

13.	OTHER PAYMENTS IN SHARES.

Shares may be issued under this Plan to satisfy the payment of all or part of an award pursuant to the Company’s annual bonus plan. In addition, all or part of any Director’s fees may be paid in Shares or Share Equivalents issued under this Plan. Any Shares issued pursuant to this Section 13 shall reduce the number of Shares authorized under Section 6 but shall not be considered an Award for purposes of the maximum grant limitation in Section 5(b).

14.	PERFORMANCE OBJECTIVES.

(a) Authority to Establish.  The Administrator shall determine the terms and conditions of Awards at the date of grant or thereafter; provided that performance objectives for each year, if any, shall be established by the Administrator not later than the latest date permissible under Code Section 162(m).

(b) Criteria.  To the extent that such Awards are paid to Employees the performance objectives to be used, if any, shall be expressed in terms of one or more of the following: total shareholder return; earnings per share; stock price; return on equity; net earnings; income from continuing operations; related return ratios; cash flow; net earnings growth; earnings before interest, taxes, depreciation and amortization (EBITDA); gross or operating margins; productivity ratios; expense targets; operating efficiency; market share; customer satisfaction; working capital targets (including, but not limited to, days sales outstanding); return on assets; increase in revenues; decrease in expenses; increase in funds from operations (FFO); and increase in FFO per share. Awards may be based on performance against objectives for more than one Subsidiary or segment of the Company. For example, awards for an Executive employed by the Company may be based on overall corporate performance against objectives, but awards for an Executive employed by a Subsidiary may be based on a combination of corporate, segment and Subsidiary performance against objectives. Performance objectives, if any, established by the Administrator may be (but need not be) different from year to year, and different performance objectives may be applicable to different Participants. Performance objectives may be determined on an absolute basis or relative to internal goals or relative to levels attained in prior years or related to other companies or indices or as ratios expressing relationships between two or more performance objectives. In addition, performance objectives may be based upon the attainment of specified levels of Company performance under one or more of the measures described above relative to the performance of other corporations.

(c) Adjustments.  The Committee shall specify the manner of adjustment of any performance objectives to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or circumstances, as determined by the Committee, or to exclude the effects of extraordinary, unusual or non-recurring items; changes in applicable laws, regulations or accounting principles; currency fluctuations; discontinued operations; non-cash items, such as amortization, depreciation or reserves; asset impairment; or any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets or other similar corporate transaction. Any adjustment to performance objectives pursuant to this Section 14(c) shall be done in accordance with Code Section 162(m).

15.	CHANGE IN CONTROL.

(a) Discretion to Accelerate.  An Award may be subject to additional acceleration of vesting and exercisability upon or after a Change in Control as may be provided in the applicable Award Agreement and determined by the Administrator on a grant-by-grant basis or as may be provided in any other written agreement between the Company and any Affiliate or Subsidiary and the Participant; provided, however, that in the absence of such provision, no such acceleration shall occur and any such acceleration shall be subject to the limits set forth in Section 15(b).

(b) Limitation on Acceleration.  In connection with any acceleration of vesting or change in exercisability upon or after a Change in Control, if any amount or benefit to be paid or provided under an Award or under any other agreement between a Participant and Company would be an Excess Parachute Payment (including after taking into account the value, to the maximum extent permitted by Code Section 280G, of covenants by or restrictions on Participant following the Change in Control), then the payments and benefits to be paid or provided will be reduced to the minimum extent necessary (but in no event to less than zero) so that no portion of any such payment or benefit, as so reduced, constitutes an Excess Parachute Payment; provided, however, that the foregoing reduction will not be made if such reduction would result in a Participant receiving an After-Tax Amount less than 90% of the After-Tax Amount of the payments Participant would have received under such Awards or any other agreement without regard to this limitation. Whether requested by a Participant or the Company, the determination of whether any reduction in such payments or benefits is required pursuant to the preceding sentence, and the value to be assigned to any covenants by or restrictions on Participant, for purposes of determining the amount, if any, of the Excess Parachute Payment will be made at the expense of the Company by the Company’s independent accountants or benefits consultant. The fact that a Participant’s right to payments or benefits may be reduced by reason of the limitations contained in this paragraph will not of itself limit or otherwise affect any other rights of a Participant under any other agreement. In the event that any payment or benefit intended to be provided is required to be reduced pursuant to this paragraph, a Participant will be entitled to designate the payments and/or benefits to be so reduced in order to give effect to this paragraph; provided, however, that payments that do not constitute deferred compensation within the meaning of Section 409A will be reduced first. The Company will provide Participant with all information reasonably requested by Participant to permit Participant to make such designation. In the event that Participant fails to make such designation within 10 business days after receiving notice from the Company of a reduction under this paragraph, the Company may effect such reduction in any manner it deems appropriate.

16.	FORFEITURE FOR CAUSE.

Notwithstanding any other provision of this Plan to the contrary, if the Participant engages in conduct which constitutes Cause prior to, or during the twelve month period following, the exercise of the Option or the vesting of the Award, the Administrator (or its delegate) may:

(a) rescind the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates and cancel all outstanding Awards within 24 months after the Participant’s termination of employment or service with the Company or its Affiliates; and

(b) demand that the Participant pay over to the Company the proceeds (less the Participant’s purchase price, if any) received by the Participant upon (i) the sale, transfer or other transaction involving the Shares acquired upon the exercise of any Option exercised during the period beginning twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates or (ii) the vesting of any Award within twelve months prior to through 24 months after the Participant’s termination of employment or service with the Company or its Affiliates, in such manner and on such terms and conditions as may be required, and, without limiting any other remedy the Company or its Affiliates may have, the Company shall be entitled to set-off against the amount of any such proceeds any amount owed the Participant by the Company or its Affiliates to the fullest extent permitted by law.

17.	TERM OF PLAN.

Awards may be granted pursuant to the Plan until the termination of the Plan on January 10, 2016.

18.	RECAPITALIZATION.

Subject to any required action by the shareholders, the number of Shares covered by this Plan as provided in Section 6, the maximum grant limitation in Section 5(b), the number of Shares or Share Equivalents covered by or referenced in each outstanding Award, and the Exercise Price of each outstanding Option or Stock Appreciation Right and any price required to be paid for Restricted Stock or Other Share-Based Award shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a subdivision or consolidation of Shares, the payment of a stock dividend (but only of Common Stock) or any other increase or decrease in the number of such Shares effected without receipt of consideration by the Company or the declaration of a dividend payable in cash that has a material effect on the price of issued Shares.

Subject to any required action by the shareholders, if the Company shall be a party to any merger, consolidation or other reorganization, each outstanding Award shall pertain and apply to the securities to which a holder of the number of Shares or Share Equivalents subject to the Award would have been entitled. In the event of a change in the Common Stock as presently constituted, which is limited to a change of all of its authorized shares with par value into the same number of shares with a different par value or without par value, the shares resulting from any such change shall be deemed to be the Common Stock within the meaning of the Plan.

To the extent that the foregoing adjustments relate to stock or securities of the Company, such adjustments shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive, provided that each Incentive Stock Option granted pursuant to this Plan shall not be adjusted in a manner that causes the Option to fail to continue to qualify as an incentive stock option within the meaning of Code Section 422 or subject the Option to the requirements of Code Section 409A.

Except as expressly provided in this Section 18, a Participant shall have no rights by reason of any subdivision or consolidation of shares of stock of any class or the payment of any stock dividend or any other increase or decrease in the number of shares of stock of any class or by reason of any dissolution, liquidation, merger or consolidation or spin-off of assets or stock of another Company, and any issue by the Company of shares of stock of any class or securities convertible into shares of stock of any class shall not affect the number or price of Shares subject to the Option.

The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business assets.

19.	SECURITIES LAW REQUIREMENTS AND LIMITATION OF RIGHTS.

(a) Securities Law.  No Shares shall be issued pursuant to the Plan unless and until the Company has determined that: (i) it and the Participant have taken all actions required to register the Shares under the Securities Act of 1933 or perfect an exemption from registration; (ii) any applicable listing requirement of any stock exchange on which the Common Stock is listed has been satisfied; and (iii) any other applicable provision of state or federal law has been satisfied.

(b) Employment Rights.  Neither the Plan nor any Award granted under the Plan shall be deemed to give any individual a right to remain employed by the Company or an Affiliate or to remain a Director. The Company and its Affiliates reserve the right to terminate the employment of any employee at any time, with or without cause or for no cause, subject only to a written employment contract (if any), and the Board reserves the right to terminate a Director’s membership on the Board for cause in accordance with the Company’s Restated Certificate of Incorporation.

(c) Shareholders’ Rights.  Except as provided by the Administrator in accordance with Section 12, a Participant shall have no dividend rights, voting rights or other rights as a shareholder with respect to any Shares covered by his or her Award prior to the issuance of a stock certificate for such Shares. No adjustment shall be made for cash dividends or other rights for which the record date is prior to the date when such certificate is issued.

(d) Creditors’ Rights.  A holder of an Other Share-Based Award shall have no rights other than those of a general creditor of the Company. An Other Share-Based Award shall represent an unfunded and unsecured obligation of the Company, subject to the terms and conditions of the applicable Other Share-Based Award Agreement. An Other Share-Based Award shall not be deemed to create a trust for the benefit of any individual.

20.	BENEFICIARY DESIGNATION.

Participants and their Beneficiaries may designate on the prescribed form one or more Beneficiaries to whom distribution shall be made of any Award outstanding at the time of the Participant’s or Beneficiary’s death. A Participant or Beneficiary may change such designation at any time by filing the prescribed form with the Administrator. If a Beneficiary has not been designated or if no designated Beneficiary survives the Participant or Beneficiary, distribution will be made to the residuary beneficiary under the terms of the Participant’s or Beneficiary’s last will and testament or, in the absence of a last will and testament, to the Participant’s or Beneficiary’s estate as Beneficiary.

21.	AMENDMENT OF THE PLAN.

The Board may suspend or discontinue the Plan or revise or amend it with respect to any Shares at the time not subject to Awards except that, without approval of the shareholders of the Company, no such revision or amendment shall:

(a) Increase the number of Shares subject to the Plan;

(b) Change the designation in Section 5 of the class of Employees eligible to receive Awards;

(c) Decrease the price at which Incentive Stock Options may be granted;

(d) Remove the administration of the Plan from the Administrator; or

(e) Amend this Section 21 to defeat its purpose.

22.	NO AUTHORITY TO REPRICE.

Without the consent of the shareholders of the Company, except as provided in Section 18, the Administrator shall have no authority to effect either (i) the repricing of any outstanding Options or Stock Appreciation Rights under the Plan or (ii) the cancellation of any outstanding Options or Stock Appreciation Rights under the Plan and the grant in substitution therefor of new Options or Stock Appreciation Rights under the Plan covering the same or different numbers of shares of Common Stock.

23.	NO OBLIGATION TO EXERCISE OPTION.

The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

24.	APPROVAL OF SHAREHOLDERS.

This Plan and any amendments requiring shareholder approval pursuant to Section 21 shall be subject to approval by affirmative vote of the shareholders of the Company. Such vote shall be taken at the first annual meeting of shareholders following the adoption of the Plan or of any such amendments, or any adjournment of such meeting.

25.	WITHHOLDING TAXES.

(a) General.  To the extent required by applicable law, the person exercising any Option granted under the Plan or the recipient of any payment or distribution under the Plan shall make arrangements satisfactory to the Company for the satisfaction of any applicable withholding tax obligations. The Company shall not be required to make such payment or distribution until such obligations are satisfied.

(b) Other Awards.  The Administrator may permit a Participant who exercises Nonqualified Stock Options or who vests in Restricted Stock Awards to satisfy all or part of his or her withholding tax obligations by having the Company withhold a portion of the Shares that otherwise would be issued to him or her under such Nonqualified Stock Options or Restricted Stock Awards. Such Shares shall be valued at the Fair Market Value on the day preceding the day when taxes otherwise would be withheld in cash. The payment of withholding taxes by surrendering Shares to the Company, if permitted by the Administrator, shall be subject to such restrictions as the Administrator may impose, including any restrictions required by rules of the Securities and Exchange Commission.

26.	SUCCESSORS AND ASSIGNS.

The Plan shall be binding upon the Company, its successors and assigns, and any parent Company of the Company’s successors or assigns. Notwithstanding that the Plan may be binding upon a successor or assign by operation of law, the Company shall require any successor or assign to expressly assume and agree to be bound by the Plan in the same manner and to the same extent that the Company would be if no succession or assignment had taken place.

27.	EXECUTION.

To record the adoption of the Plan as amended on January 13, 2009, the Company has caused its authorized officer to execute the same.

ABM INDUSTRIES INCORPORATED

By:	/s/ Erin Andre

Title:	Senior Vice President,
Human Resources

ABM INDUSTRIES INCORPORATED 551 5TH AVENUE SUITE 300 NEW YORK , NY 10176	VOTE BY INTERNET - www.proxyvote.com
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ABM INDUSTRIES INCORPORATED		For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” ITEMS 1, 2 AND 3. Vote on Directors		☐	☐	☐

1.	ELECTION OF DIRECTORS Nominees: 01) Linda Chavez 02) Henrik C. Slipsager

Vote on Proposals	For	Against	Abstain

2. Proposal to ratify the selection of KPMG LLP as ABM Industries Incorporated’s independent registered public accounting firm for fiscal year 2009.	☐	☐	☐

3. Proposal to approve the amendments to the ABM Industries Incorporated 2006 Equity Incentive Plan.	☐	☐	☐

4. In their discretion, upon such other matters that may properly come before the meeting or any adjournment or adjournments thereof.

The shares represented by this proxy, when properly executed, will be voted in the manner directed herein by the undersigned Shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2 and 3. If any other matters properly come before the meeting, or if cumulative voting is required, the person named in this proxy will vote in their discretion.

(NOTE: Please sign exactly as your name(s) appear(s) hereon. All holders must sign. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. If a corporation, please sign in full corporate name by authorized officer. If a partnership, please sign in partnership name by authorized person.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

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ABMIN2

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
FOR THE
ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON
MARCH 3, 2009
The undersigned hereby appoints Luke S. Helms, Maryellen C. Herringer, and Henry L. Kotkins, Jr., and each of them, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the reverse side of this card, all the shares of common stock of ABM Industries Incorporated which the undersigned is entitled to vote at the Annual Meeting of Shareholders of ABM to be held on March 3, 2009, or at any adjournment thereof, with all powers which the undersigned would possess if present at the meeting. The undersigned also appoints these persons, in their discretion, to vote upon such other business as may properly come before the meeting or any adjournment thereof.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDERS. IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND FOR EACH PROPOSAL.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED REPLY ENVELOPE
CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE